UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
DIGITAL TURBINE, INC.

(Name of registrant as specified in its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11
40624818v.3 155583/00019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 26, 2025
To Our Stockholders:
The Annual Meeting of Stockholders (our “Annual Meeting”) of Digital Turbine, Inc. (the “Company”) will be held on Tuesday, August 26, 2025, at 10:00 a.m., local time, at the Company’s headquarters located at 110 San Antonio Street, Suite 160, Austin, TX 78701, for the following purposes, as more fully described in the accompanying proxy statement for our Annual Meeting (the “Proxy Statement”):
1.To elect the eight director nominees named in the accompanying Proxy Statement to serve on our Board of Directors for a one-year term that expires at our 2026 annual meeting of stockholders;
2.To approve, in a non-binding advisory vote, the compensation of our named executive officers, commonly referred to as “Say-on-pay”;
3.To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026;
4.To transact such other business as may properly come before the meeting and/or any adjournment or postponement thereof.
Only stockholders of record at the close of business on July 2, 2025 are entitled to notice of and to vote at our Annual Meeting. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose relevant to our Annual Meeting for a period of ten days prior to the Annual Meeting.
All stockholders are urged to attend our Annual Meeting in person or vote by proxy. On or about July 17, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (the “Annual Report”). The Proxy Statement and the Annual Report can be accessed directly at the following Internet address www.ProxyVote.com.

July 17, 2025	By order of the Board of Directors
Austin, Texas

William G. Stone III Chief Executive Officer

Important Notice Regarding Availability of Proxy Materials for the
2025 Annual Meeting of Stockholders to be Held on August 26, 2025
Our Notice of Meeting, Proxy Statement, Annual Report on Form 10-K, and Proxy Card
are available on the Internet at: www.ProxyVote.com

YOUR VOTE IS IMPORTANT
All stockholders are invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must follow the instructions from your broker, bank or other nominee.

110 San Antonio Street, Suite 160
Austin, Texas 78701
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 26, 2025
INTRODUCTION
This proxy statement for our Annual Meeting (the “Proxy Statement”) contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Digital Turbine, Inc. (our “Board”) for use in connection with our Annual Meeting of Stockholders to be held on Tuesday, August 26, 2025, beginning at 10:00 a.m., local time, at the Company’s headquarters located at 110 San Antonio Street, Suite 160, Austin, Texas 78701, and at any and all adjournments or postponements thereof (our “Annual Meeting”). At our Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: (1) election of the eight director nominees named herein to serve on our Board of Directors for a one-year term that expires at our 2026 annual meeting of stockholders; (2) approval, in a non-binding advisory vote, of the compensation of our named executive officers, commonly referred to as “say-on-pay”; (3) ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and (4) the transaction of such other business as may properly come before the meeting and/or any adjournment or postponement thereof.
The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (the “Annual Report”) is first being mailed on or about July 17, 2025, to stockholders entitled to vote at the Annual Meeting. The Proxy Statement and the Annual Report can be accessed directly at the following Internet address: www.ProxyVote.com. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. As used in this Proxy Statement, references to “we,” “us,” “our,” “Digital Turbine” and the “Company” refer to Digital Turbine, Inc. and its subsidiaries.
INFORMATION CONCERNING SOLICITATION AND VOTING
Notice of Internet Availability of Proxy Materials
We have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. The Notice is being provided in accordance with the Securities and Exchange Commission (“SEC”) rules and contains instructions on how to access our proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
Board Recommendation
Our Board recommends that our stockholders vote: FOR the election of the eight director nominees named herein (Proposal 1); FOR the advisory “Say-on-pay” proposal (Proposal 2); and FOR the ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2026 (Proposal 3).
Record Date, Outstanding Shares, and Quorum
Only holders of record of our common stock and our preferred stock at the close of business on July 2, 2025 (the “Record Date”) are entitled to notice of and to vote at our Annual Meeting and any adjournments thereof. As of the Record Date, 107,957,043 shares of our common stock and 100,000 shares of our Series A preferred stock (the “Preferred Stock”), which are convertible into 20,000 shares of common stock, were issued and outstanding.

Holders of our common stock are entitled to one vote for each share of common stock held that was issued and outstanding as of the Record Date. Our Preferred Stock is entitled to vote together with our common stock as a single class (on an as-converted to common stock basis) on any matters submitted to the holders of our common stock, together with any other voting rights provided to the Preferred Stock under law or the General Corporation Law of the State of Delaware.
The presence, in person or by proxy, of stockholders holding at least a majority of our outstanding common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at our Annual Meeting. Your shares will be counted for purposes of determining if there is a quorum, if you: (1) are entitled to vote and you are present at the Annual Meeting; or (2) have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail. Broker non-votes and abstentions are counted as present at the meeting for purposes of determining whether a quorum exists. If a quorum is not present at the Annual Meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.
How to Vote
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee. If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares and we are sending the Notice directly to you to access proxy materials. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and proxy materials are being forwarded to you by your broker, bank or other nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank or other nominee. You are also invited to attend the Annual Meeting. However, if you are not the stockholder of record, you may not vote at the Annual Meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or other nominee.
Depending on whether you own your shares as a stockholder of record or as a beneficial owner, you may vote by proxy through the Internet, vote by proxy over the telephone, vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time or vote in person at the Annual Meeting as follows:
•Vote By Internet: Until 11:59 p.m. Eastern Time on August 25, 2025, you can vote via the Internet by visiting the website noted on your proxy card. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote. Beneficial owners may vote by the Internet if their banks, brokers or nominees make those methods available, by following the instructions provided to them with the proxy materials.
•Vote By Telephone: Until 11:59 p.m. Eastern Time on August 25, 2025, you can vote your shares by telephone by calling the toll-free telephone number indicated on your proxy card and following the voice prompt instructions. Telephone voting is available 24 hours a day. Beneficial owners may vote by telephone if their banks, brokers or nominees make those methods available, by following the instructions provided to them with the proxy materials.
•Vote By Mail: You can vote your shares by marking, signing, dating and timely returning the proxy card in accordance with the instructions in the proxy card enclosed with the proxy materials that are provided in printed form. Beneficial owners must follow the directions provided by their broker, bank or other nominee in order to direct such broker, bank or other nominee as to how to vote their shares.
•Vote In-Person During the Meeting: You can vote during the meeting by attending in person. If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. You may vote at the Annual Meeting if you are a stockholder of record. In order to vote shares held in “street name” as a beneficial owner, you must contact your broker, bank, or other nominee and request, complete and deliver the proper documentation provided by your broker, bank or other nominee. Follow the instructions from your broker, bank, or other nominee.
Changing or Revoking Proxies
You can revoke your proxy at any time before your shares are voted at the Annual Meeting by (i) sending a written notice of revocation to Corporate Secretary, Digital Turbine, Inc., 110 San Antonio Street, Suite 160, Austin, TX 78701, (ii) submitting by mail another properly completed proxy card dated as of a later date, (iii) granting a subsequent proxy by telephone or through the Internet or (iv) voting in person at the Annual Meeting. Merely attending the Annual Meeting, by itself, will not revoke your proxy. Voting in person at the Annual Meeting will replace any previous votes submitted by proxy. Your most current proxy card or telephone or internet proxy is the one that is counted. All revocations of your proxy must be received prior to the voting of your shares at the Annual Meeting. If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and will be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it is voted. If your shares are held as a beneficial owner, you should follow the instructions provided by your broker, bank or other agent.
Voting Your Shares
If you are a stockholder of record and you do not return a proxy and you do not vote at the Annual Meeting, your shares will not be voted at our Annual Meeting, and if you are not present at the Annual Meeting, your shares will not be counted for purposes of determining whether a quorum exists for the Annual Meeting. All properly completed proxies that we receive via the Internet, telephone or mail, prior to the vote at the Annual Meeting (that have not been revoked) will be voted in accordance with the instructions indicated on the proxies. All properly completed proxies that we receive via the Internet, telephone or mail prior to the vote at the Annual Meeting that do not provide any direction as to how to vote will be voted in accordance with the recommendations of our Board of Directors as follows:
•FOR the director nominees named herein (Proposal 1),
•FOR the advisory Say-on-pay proposal (Proposal 2), and
•FOR the ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2026 (Proposal 3).
The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.
Votes Required to Approve Each Proposal
The directors will be elected by a “plurality” of the voting power of our common stock and Preferred Stock, voting together as a single class on an as-converted to common stock basis, present in person or by proxy and entitled to vote on such matter (Proposal 1), meaning that each nominee with the greatest number of votes is elected, up to the maximum number of directors to be chosen (in this case, eight directors).
With respect to all other matters, the affirmative vote of a majority of our common stock and Preferred Stock, voting together as a single class on an as-converted to common stock basis, present in person or by proxy at the Annual Meeting and entitled to vote on the particular matter is required for the following remaining matters: to approve the advisory Say-on-pay proposal (Proposal 2), and to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2026 (Proposal 3).
Withholding Your Vote, Abstentions, and Broker Non-Votes
In the election of the directors (Proposal 1), you can withhold your vote for any or all of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to all other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of determining whether a quorum exists, but for Proposals 2 and 3 such abstention will have the effect of a vote “AGAINST” the proposal.
If you are a beneficial owner and (i) you do not provide your broker or other nominee who holds your shares with voting instructions, or (ii) you do provide a proxy card but you fail to specify your voting instructions on one or more of the issues to be voted upon at our Annual Meeting, under applicable rules, your broker or other nominee may exercise discretionary authority to vote your shares on routine proposals but may not vote your shares on non-routine proposals. A “broker non-vote” occurs when a broker submits a proxy without voting on one or more of the non-routine matters. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on non-routine matters in order for them to vote your shares so that your vote can be counted on such proposals.
A broker non-vote is considered present at the meeting for purposes of determining whether a quorum exists but is not entitled to vote or counted as a vote cast on any non-routine matter presented at the Annual Meeting. The election of directors (Proposal 1) and the advisory Say-on-pay proposal (Proposal 2) are considered to be non-routine matters.

Consequently, absent instructions from you, your broker may not vote your shares on these proposals and broker non-votes will neither be counted toward the vote totals nor affect their outcome.
Your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 3). Accordingly, we do not anticipate there will be any broker non-votes on this proposal.
Proxy Solicitation
We will bear the entire cost of solicitation of proxies from our stockholders, including preparing, assembling, printing, mailing and making available the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock or Preferred Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition, proxies may be solicited by directors, officers, employees, or agents of our company in person, by email, by telephone or by other means of communication (electronic or otherwise). No additional compensation will be paid to directors, officers, or other regular employees of ours for such services.
Householding of Proxy Materials
“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports, or Notices of Internet Availability of Proxy Materials, by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies of the proxy statement, or Notice of Internet Availability of Proxy Materials, and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.
Other Business; Adjournments
We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before our Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournment, postponement, or continuation of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.
Adjournments may be made for the purpose of, among other things, soliciting additional proxies.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Information Concerning Current Directors and Nominees
Our Board currently has eight members, all of whose terms expire at our Annual Meeting. Each incumbent director has been nominated for reelection to a one-year term that expires at our 2026 annual meeting. Each of our nominees was nominated based on the assessment of our Nominating and Corporate Governance Committee and our Board that each director has demonstrated:
•an ability to make meaningful contributions to our Board;
•relevant business experience;
•strong communication and analytical skills;
•a reputation for honesty and ethical conduct;
•excellent decision-making ability; and
•good judgment.
Our Board consists of, and seeks to continue to include, persons whose diversity of skills, professional experience and background (including ethnic, gender, sexual orientation and cultural) is complementary to those of our other directors. While management presently has no knowledge that any nominee will refuse or be unable to serve as a director for the prescribed term, the proxy grants the proxy holders the power to vote the proxy for substitute nominees in the event that any nominee becomes unavailable to serve. The current Board members, each of whom is a nominee, are as follows:

NAME	AGE	POSITION
Robert Deutschman(1)	68	Chair of the Board & Nominee
Roy H. Chestnutt(2)	65	Current Director & Nominee
Holly Hess Groos(3)	62	Current Director & Nominee
Mohan S. Gyani(4)	74	Current Director & Nominee
Jeffrey Karish(5)	51	Current Director & Nominee
Mollie V. Spilman(6)	57	Current Director & Nominee
Michelle M. Sterling(7)	57	Current Director & Nominee
William G. Stone III	57	Chief Executive Officer, Current Director & Nominee
________________________
(1)Member of Audit Committee and Member of Nominating and Corporate Governance Committee
(2)Member of Audit Committee
(3)Chair of Audit Committee
(4)Chair of Nominating and Corporate Governance Committee and Member of Compensation and Human Capital Management Committee (the “Compensation Committee”)
(5)Chair of Compensation Committee
(6)Member of Compensation Committee
(7)Member of Compensation Committee and Nominating and Corporate Governance Committee
Director Nominees
Robert Deutschman. Mr. Deutschman joined our Board in May 2013 and was appointed Chair of the Board in December 2014. Mr. Deutschman joined American Discovery Capital as a Senior Advisor starting September 2024 where he remains today. Prior to that time, Mr. Deutschman joined Focal Point Partners LLC, an investment bank, as a Managing Director in January 2020, which was acquired by B. Riley Financial in 2022, where he served as Managing Director until September 2024. Mr. Deutschman held various positions with the Cappello Group, Inc., a merchant bank, since 1999, serving as Vice Chairman since 2008. Prior to joining Cappello, Mr. Deutschman was a Managing Director of Saybrook Capital Corp., and a Senior Vice President at Houlihan, Lokey. Mr. Deutschman served as the Vice Chairman of the Board of Directors of Enron Creditors Recovery Corp. (formerly Enron Corp.) from 2004 to 2014, a position he assumed upon Enron’s 2004 emergence from bankruptcy. Mr. Deutschman serves on the boards of several private companies, and also serves on the Executive Committee of the WBC (formerly Water Buffalo Club), an organization dedicated to helping kids in need in Los Angeles. He previously served on the boards of MPG Office Trust Inc., a public real estate investment trust, First Bank of Beverly Hills, and the Brookfield DTLA Fund Office Trust Investor, Inc. Mr. Deutschman holds a B.A. from Haverford College, with honors, and a J.D. from Columbia University School of Law, where he was a Harlan Fiske Stone scholar.
Mr. Deutschman was nominated based on the entirety of his experience and skills, although the Board noted specifically his extensive investment banking and financial experience and background in strategic advising, mergers and acquisitions and capital raising for institutions and private companies.
Roy H. Chestnutt. Mr. Chestnutt joined our Board in June 2018. Since November 2017, Mr. Chestnutt has engaged in providing consulting services. From January 2013 to November 2017, Mr. Chestnutt served as Executive Vice President and Chief Strategy Officer of Verizon Communications Inc. (NYSE: VZ). Mr. Chestnutt was responsible for development and implementation of Verizon’s overall corporate strategy, including business development, joint ventures, strategic investments, acquisitions and divestitures. Before being named to that position, he was Senior Vice President — Corporate Strategy, with responsibility for the formulation and execution of Verizon’s strategic plan addressing new markets, solution areas and services that capitalize on the company’s assets, capabilities and brand across all lines of business. Mr. Chestnutt joined Verizon in 2011 from Motorola Networks where he served as corporate vice president of the Americas and helped lead the successful transition of the business unit to new ownership by Nokia Siemens Networks. Previously, Mr. Chestnutt was Chairman and Chief Executive Officer of Grande Communications, a facilities-based, “triple-play” communications provider in Texas. His responsibilities included leading the transition of Grande Communications from startup to a full service, market-driven company, which resulted in the successful sale of the company. Prior to joining Grande, Mr. Chestnutt was the senior vice president of National Field Sales and General Business for Sprint-Nextel. From 2000 to 2005, he held positions at Nextel Communications as regional vice president of the Southwest in Austin and of the West in the San Francisco Bay Area. Mr. Chestnutt also has general management experience with PrimeCo Personal Communications and AirTouch Cellular. Mr. Chestnutt serves as a member of the board of directors of Intelsat, S.A., a satellite telecom network operator. Mr. Chestnutt serves as a member of the board of directors of Telstra, Australia’s leading telecommunications and technology company. He also served on the boards of directors of the international industry association GSMA, Saudi Telecom, Boingo, and is a former chair of the Chief Strategy Officers Group including 25 global strategists from the world’s leading wireless carriers. Mr. Chestnutt holds an MBA from the University of San Francisco, and a B.S. in Business Administration from San Jose State University.
Mr. Chestnutt was nominated based on the entirety of his experience and skills, although the Board noted specifically his broad knowledge of the wireless industry and extensive industry relationships and background in strategic advising.
Holly Hess Groos. Ms. Groos joined our Board in May 2021. Ms. Groos currently serves as a Senior Advisor for AlixPartners’ Performance Improvement, Telecommunications and Media Practices, and she has served in that position since December 2023. She previously served as an external advisor for the Performance Improvement and Telecommunications practices of Bain & Company from April 2020 to December 2023. Prior to joining Bain & Company, from 1990 to March 2020, Ms. Groos held a variety of senior strategic roles at Verizon before retiring. Most recently, she led and accelerated Verizon’s $10BB Business Excellence cash cost reduction initiative by identifying areas to become more efficient and effective, including leveraging opportunities for scale, driving process improvement initiatives and implementing best practices. Her career at Verizon also included serving as Treasurer of Verizon, Chief Financial Officer of Verizon Media (AOL and Yahoo!), Chief Financial Officer of Verizon Wireless and head of Internal Audit for Verizon. She also created and ran an Operational Excellence organization, Verizon Lean Six Sigma, to implement process improvement, transform cost structure and redefine standards of operational excellence. Ms. Groos currently serves as Chairman of the Audit Committee for DIRTT Environmental Solutions (OTCMKTS: DIRTTF). Additionally, she serves as a Board member and Vice Chair of the Board for Guiding Eyes for the Blind and as a Board member for Shy Wolf Sanctuary. Previously she was a Board member and Treasurer for the Council for Economic Education. Mr. Groos holds a Bachelor of Science degree in Business Administration from Miami University of Ohio, with a Major in Accounting. She is a Certified Public Accountant in the State of Ohio. She is also a Lean Six Sigma blackbelt.
The Board appointed Ms. Groos to serve as a director based on the entirety of her experience and skills, including her strategic financial leadership, business operational process experience, and extensive knowledge of the wireless technology industry.
Mohan S. Gyani. Mr. Gyani joined our Board in January 2016. Mr. Gyani has been a private investor since 2005 and sits on the boards of public and private companies. From 2000 to 2003, Mr. Gyani served as president and chief executive officer of AT&T Wireless Mobility Services, Inc., a telecommunications company, and as senior advisor to the chairman and chief executive officer through 2004. From 1995 to 1999, Mr. Gyani was executive vice president and chief financial officer of AirTouch Communications, Inc., a wireless telephone service provider. Upon the acquisition of AirTouch by

Vodafone, Mr. Gyani served as executive director on the board of Vodafone AirTouch and as its head of strategy and M&A until July 1999. Prior to AirTouch Communications, Mr. Gyani spent 15 years with Pacific Telesis Group, Inc., parent of Pacific Bell, a telecommunications company, where he held various financial and operational positions. Mr. Gyani serves as a member of the board of directors and chair of the board compensation committee of Synchronoss Technologies, Inc. (NASDAQ: SNCR), a provider of cloud, digital, messaging, and Internet of Things (IoT) platforms, products, and solutions, and a member of the board of directors of Airling, a private company that provides an enterprise grade cloud and edge platform for AI and IoT. Mr. Gyani was formerly a member of the boards of directors of numerous companies, including Blackhawk Network Holdings, Inc. (NASDAQ: HAWK), a provider of prepaid payments products; IDEA Cellular, a wireless service provider; MUFG Union Bank, N.A and its financial holding company, MUFG Americas Holdings Corporation; and Mobileum Inc., a provider of roaming services and telco big data analytics solutions to mobile network operators in the United States and internationally. Mr. Gyani holds a B.A. and an M.B.A. from San Francisco State University.
Mr. Gyani was nominated based on the entirety of his experience and skills, although the Board noted specifically his broad knowledge of the wireless industry, extensive industry relationships, background in strategic advising, and deep experience serving on public and private company boards.
Jeffrey Karish. Mr. Karish has been a member of our Board since May 2013. Mr. Karish is a member of the leadership team at the Heritage Group, a private holding and investment company with an emphasis on healthcare and medical research. Mr. Karish was the former President of Windsor Media LLC, subsequent to having served as the company’s Executive Vice President and acting General Counsel, with a focus on investing and finance which included private equity funding, early stage venture capital funding and general investment management. Previously, Mr. Karish was Head of Media Strategy and Corporate Development at Yahoo with a primary focus in strategic growth initiatives and M&A. Prior to Yahoo, he was a management consultant at McKinsey & Company and a key member of McKinsey’s West Coast Media and Technology practice. Mr. Karish was formerly a member of the Board of Banc of California. Mr. Karish holds a J.D. from Harvard University, a M. Phil. in International Relations from Cambridge University, and a B.A. in History from UC Berkeley.
Mr. Karish was nominated based on the entirety of his experience and skills, although the Board noted specifically his extensive management and financial experience and background in strategic advising and mergers and acquisitions for companies.
Mollie V. Spilman. Ms. Spilman joined our Board in February 2022. Since September 2024, Ms. Spilman has served as an independent consultant. Ms. Spilman was the Chief Revenue Officer, Advertising & Marketing Cloud, at Oracle Corporation, from 2019 to September 2024. Previously, Ms. Spilman was the Chief Operating Officer of Criteo S.A., an advertising technology company, from 2014 to 2019. From 2012 to 2014, Ms. Spilman was the Executive Vice President, Sales and Operations, of Millennial Media. Prior to Millennial Media, Ms. Spilman served as the Chief Marketing Officer of Yahoo! Inc. from 2010 to 2012. Prior to that time, Ms. Spilman served in Chief Executive Officer and other C-level executive positions at various online technology companies. Ms. Spilman has won several awards, including the 2017 Business Insider award as the “5th Most Powerful Woman in Mobile” and the 2017 Stevie Silver award for “Female Executive of the Year.” Ms. Spilman holds a B.A. in English Literature from Trinity College.
Ms. Spilman was nominated based on the entirety of her experience and skills, although the Board noted specifically her wide-ranging experience in the advertising technology industry and her operational and C-level executive experience.
Michelle M. Sterling. Ms. Sterling joined our Board in June 2019. Since 2020, Ms. Sterling has engaged in Human Resources consulting. From 1994 to 2020 Ms. Sterling served in various capacities at Qualcomm, Inc. (“Qualcomm”) (NASDAQ: QCOM) and had been Executive Vice President and Chief Human Resources Officer at Qualcomm since 2015. Previously, she was SVP, Human Resources at Qualcomm. Throughout her tenure with Qualcomm, Ms. Sterling supported Qualcomm’s strategies in complex transactions including joint ventures and divestitures. Ms. Sterling had direct responsibility for more than 33,000 Qualcomm employees worldwide and served as a member of Qualcomm’s executive committee. Ms. Sterling serves as a member of the Board of Directors of Coherent Corp. (NYSE: COHR), a vertically integrated manufacturing company that develops, manufactures and markets engineered materials, optoelectronic components and lasers for use in industrial, communications, electronics and instrumentation markets. Ms. Sterling formerly served as a member of the Board of Directors and Compensation Committee Chair of LeddarTech Holdings Inc. (OTC: LDTCF) and a member of the Board of Directors of the Corporate Directors Forum. Ms. Sterling holds a B.S. in Business Management from the University of Redlands.
Ms. Sterling was nominated based on the entirety of her experience and skills, although the Board noted specifically her wide-ranging technology experience, knowledge, and understanding of global organizational structures and human capital management.

William G. Stone III. Mr. Stone became our Chief Executive Officer in October 2014 and was appointed to the Board in January 2015, prior to which Mr. Stone had served from November 2013 as President and Chief Operating Officer of the Company. From August 2012 to November 2013, Mr. Stone served as the Chief Executive Officer of the Company’s wholly owned subsidiary, Digital Turbine, Inc. Mr. Stone was previously Senior Vice President of Qualcomm Inc. and President of its subsidiary FLO TV Inc. from 2009 to 2011. Prior to Qualcomm, Mr. Stone was the Chief Executive Officer and President of the smartphone application storefront provider, Handango (acquired by Appia Inc.), from 2007 to 2009. Mr. Stone has extensive global experience in wireless, technology, mobile content, marketing and distribution, having held executive positions at several operators such as Verizon, Vodafone, and AirTouch. Mr. Stone has a B.A. and M.B.A. from Rice University.
Mr. Stone was nominated based on his position as our Chief Executive Officer and his extensive experience in our industry.
Required Vote
Directors are elected by a “plurality” of the voting power of our common stock and Preferred Stock, voting together as a single class on an as-converted to common stock basis, present in person or by proxy and entitled to vote on such matter. Plurality means that each nominee with the greatest number of votes is elected, up to the maximum number of directors to be chosen (in this case, eight directors). Stockholders can either vote “FOR” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of directors. Broker non-votes also will not have any effect on the outcome of the election of the directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

BOARD MEETINGS AND COMMITTEES
Board and Committee Meetings and Attendance at Annual Meetings
Our Board currently has eight members. During the 2025 fiscal year, our Board held 11 meetings. During the 2025 fiscal year, each then-director attended, either in person or by electronic means, 75% or more of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which such director served. Board members are encouraged, but not required, to attend our annual stockholder meetings. For our 2024 annual meeting of stockholders, two of our directors then serving on the board attended.
Committees of the Board of Directors
Our Board has three separately designated committees: our Audit Committee, our Compensation Committee, and our Nominating and Corporate Governance Committee, each of which has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board or any of our officers. The following table sets forth the current membership of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee conducts its business pursuant to a written charter approved by our Board, copies of which are available on our website at https://www.digitalturbine.com under “Company — Investors — Governance — Governance Documents.”

Audit Committee	Compensation and Human Capital Management Committee	Nominating and Corporate Governance Committee

Holly Hess Groos *	Jeffrey Karish*	Mohan S. Gyani*
Roy H. Chestnutt	Mohan S. Gyani	Robert Deutschman
Robert Deutschman	Mollie V. Spilman	Michelle M. Sterling
Michelle M. Sterling
________________________
*Chair of the committee.
Audit Committee
Our Audit Committee held nine meetings during the 2025 fiscal year. The Audit Committee acts pursuant to a written charter adopted by our Board and is primarily responsible for appointment, compensation, retention and oversight of the work for our independent registered public accounting firm, reviewing our financial statements and other relevant financial information, overseeing our internal controls, legal and regulatory compliance, enterprise risk oversight, and reviewing any related party transactions. Our Board determined that each of our Audit Committee members is “independent” pursuant to and satisfies the financial literacy requirements of the listing rules of the NASDAQ Stock Market (“NASDAQ”) and SEC rules and regulations, and that each of Ms. Groos and Mr. Deutschman is an “audit committee financial expert” as defined by applicable SEC rules and “financially sophisticated” as defined under the listing rules of NASDAQ.
Compensation and Human Capital Management Committee
Our Compensation Committee held 13 meetings during the 2025 fiscal year, and is primarily responsible for reviewing and approving our general compensation policies and overseeing and determining both the cash and non-cash compensation levels for our executive officers. Our Compensation Committee also has the authority to administer our Equity Incentive Plans and to make awards under our Equity Incentive Plans. The Compensation Committee has the authority, at the Company’s expense, to obtain advice and seek assistance from internal and external legal, accounting and other advisors and to retain and terminate such advisors on such terms, including compensation, as it determines appropriate. The Compensation Committee has engaged Pearl Meyer to advise on matters including information on trends, recommendations for potential peer companies, and analyses of competitive practices and compensation for our executive officers and directors.
All members of the Compensation Committee are “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are “independent” pursuant to NASDAQ listing rules and SEC rules and regulations.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee held one meeting during the 2025 fiscal year. Our Nominating and Corporate Governance Committee, among other things, annually screens and recommends to the Board qualified candidates for election or appointment to our Board, recommends the number of members of our Board, evaluates and reviews the independence of existing and prospective directors and oversees corporate governance policies and procedures. The members of the Nominating and Corporate Governance Committee are “independent” directors under NASDAQ listing rules, and SEC rules and regulations.

CORPORATE GOVERNANCE
Board Leadership Structure
Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our Bylaws and Corporate Governance Guidelines do not restrict the Board’s ability to combine or separate the positions of Chair and Chief Executive Officer. The roles of Chair of the Board and Chief Executive Officer are held by different individuals. At this time, our Board believes that this structure provides an efficient and effective leadership model for our Company, facilitates efficient and open communication between our directors and management team, and helps to involve our other independent Board members in Board activities and decision making.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines, which set forth a flexible framework within which our Board of Directors, assisted by Board committees, direct the affairs of our Company. The guidelines address, among other things, the composition and functions of our board of directors, director independence, compensation of directors, succession planning for our Chief Executive Officer, board committees and selection of new directors. We currently do not believe that a fixed retirement age or term limits for directors is appropriate. The Corporate Governance Guidelines are available on our website at https://www.digitalturbine.com under “Company — Investors — Governance — Governance Documents.”
Role of the Board of Directors in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is principally tasked with direct responsibility for the day-to-day management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework. One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing our Company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Frequent interaction between our directors and members of senior management assists in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.
Our Board also plays an active role, as a whole and at the committee level, in overseeing management of our risks. Our entire Board is apprised during each fiscal year of our enterprise risk management efforts. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee is responsible for overseeing the management of financial and accounting risks. Our Audit Committee also monitors compliance with legal and regulatory requirements and oversees our AI governance, data privacy and protection matters and cybersecurity risk management processes. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance policies and procedures. Our Compensation Committee is responsible for overseeing the management of risk-taking relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, our entire Board is regularly informed through committee reports. Our Board and its committees engage outside advisors and experts from time to time to assist in understanding market trends, regulatory changes and our risk environment in general. Our Board believes its current leadership structure supports the risk oversight function of the Board.
Director Independence
Our Nominating and Corporate Governance Committee annually reviews and recommends that the Board determine the independence of each director and nominee for election as a director in accordance with the independence standards set forth in the NASDAQ listing rules and SEC rules and regulations. Based on the NASDAQ listing rules and SEC rules and regulations, a director will only qualify as an independent director if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise satisfies the NASDAQ listing rules and SEC rules and regulations. Our Board has determined that each of Robert Deutschman, Roy H. Chestnutt, Holly Hess Groos, Mohan S. Gyani, Jeffrey Karish, Mollie V. Spilman and Michelle M. Sterling, who collectively constitute a majority of our Board, is independent.

Executive Sessions of Independent Directors
The independent members of our Board meet in executive session, without any employee directors or other members of management in attendance, after each Board and Board Committee meeting (unless circumstances warrant otherwise).
Code of Business and Ethical Conduct
The Board has established a corporate Code of Business and Ethical Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act and applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and all other officers, directors, and employees. The Code of Business and Ethical Conduct is available on our website at https://www.digitalturbine.com under “Company — Investors — Governance — Governance Documents.” If we amend our Code of Business and Ethical Conduct as it applies to the principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) or grant a waiver from any provision of the Code of Business and Ethical Conduct to any such person, we will disclose such amendment or waiver on our website at https://www.digitalturbine.com under “Company — Investors — Governance — Governance Documents.”
Insider Trading Policy
We have an insider trading policy that applies to our directors, officers and employees. A copy of our Insider Trading Policy was filed as an exhibit to our Annual Report. The policy prohibits such persons from trading in our common stock while in possession of or on the basis of material non-public information about us. In addition, the policy imposes quarterly blackout trading periods on insiders (generally directors, executive officers and other employees who have access to such quarterly financial information such as members of our finance and accounting teams) around our annual and quarterly earnings announcements, and event-specific blackout periods on insiders who have knowledge of event-specific material nonpublic information. Our policy also prohibits directors, officers and employees from trading in the stock of third parties that we have a relationship with if such persons receive material nonpublic information of such third parties.
Under the terms of our insider trading policy, directors, officers and employees may not trade in options, warrants, puts, calls or similar hedging instruments designed to hedge or offset any decrease in market value of our securities, may not sell our securities “short,” and may not hold our securities in margin accounts or pledge our securities except in cases where the individual seeks to pledge our securities as collateral for a loan (not including margin debt) if they can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities.
Compensation Recoupment Policy
In November 2023, our Compensation Committee adopted a Compensation Recoupment policy in compliance with NASDAQ and SEC rules requiring public companies to recover excess incentive-based compensation from any individual who is or was ever designated an “officer” by our Board of Directors in accordance with Rule 16a-1(f) of the Exchange Act in the event of an accounting restatement. Consistent with the requirements, this policy requires that if we are required to prepare an accounting restatement due to our material noncompliance with financial reporting requirements, we must clawback from covered officers any incentive-based compensation received by them on or after October 2, 2023 and during the applicable covered period (which generally includes the three completed fiscal years prior to the restatement date) that was in excess of what they would have received had their incentive compensation been determined based on the restated amounts.
Director Candidate Nominating Procedures
Our Nominating and Corporate Governance Committee recommends, and our Board of Directors nominates, candidates to be submitted to the stockholders for election as directors. The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests for recommendations (which may include through retained third-party search firms, as well as less formal methods such as personal contacts), committee meetings from time to time to evaluate biographical information and material relating to potential candidates, and interviews of candidates by Board members. In identifying and evaluating director candidates and determining whether to nominate any particular candidate, the Nominating and Corporate Governance Committee considers the director candidates’ specific experience, qualifications, attributes and skills. Our Nominating and Corporate Governance Committee and our Board of Directors considers whether non-employee director nominees are independent as defined in the corporate governance listing standards of the NASDAQ and SEC rules and regulations and whether they have a prohibited conflict of interest with our business and the other factors referenced under “Proposal No. 1 — Election of Directors — Information Concerning Current Directors and Nominees.”

Diversity in background and professional skillset, as well as gender are factors that our Nominating and Corporate Governance Committee takes into account in identifying director nominees The Nominating and Corporate Governance Committee believes that differences in professional background, education, skill and other individual qualities, and attributes are important because different points of view and varied board member backgrounds and practical experience can contribute to the quality of the Board’s operations and decision-making, and assesses board diversity, among other things, in its periodic assessment of the composition, operation, and effectiveness of the Board. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria but does believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will facilitate our Board’s fulfillment of its responsibilities.
Our Nominating and Corporate Governance Committee and our Board of Directors considers director candidates recommended by the directors. After reviewing a potential director’s qualifications, a suitable candidate will be invited to meet with our Chair and other directors to determine if the candidate is a good fit with the rest of our Board of Directors.
Our Nominating and Corporate Governance Committee and our Board of Directors considers director candidates recommended by stockholders who are entitled to vote for the election of directors at an annual meeting of stockholders and who comply with the advance notice procedures for director nominations set forth in our Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. These procedures require that notice of the director nomination be made in writing and mailed to our Corporate Secretary and such notice must include certain specified information regarding the nominee, the nominating stockholder and such other information set forth in our Bylaws. The notice must be received at our executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the case of an annual meeting called for a date more than 50 days prior to the anniversary date, notice must be received not later than the close of business on the 10th day following the date on which notice of the annual meeting date is first mailed to stockholders or made public, whichever occurs first. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as recommendations for other candidates. If our Board determines to nominate a stockholder-recommended candidate, then his or her name will be included in our proxy materials, including our proxy card, for our 2026 annual meeting of stockholders.
Board Evaluation Process
Our Board of Directors and each of our Board committees conducts an annual self-evaluation to assess its performance. Each director participates in these evaluations and our counsel and the Chair of our Nominating and Corporate Governance Committee then review and discuss the results with the full Board. In addition, as part of the process of considering directors for re-election to the Board, individual directors are annually informally evaluated by the Nominating and Corporate Governance Committee on the basis of our needs from a professional and diversity standpoint (taking into account the diversity factors described above) and directors’ attendance at meetings and their preparedness, participation, candor and overall contribution to the Board, as well as other criteria that the Nominating and Corporate Governance Committee deems appropriate.
Stockholder Communication with Board Members
If a stockholder desires to send a communication to our Board of Directors, any individual director or the non-management directors as a group, the stockholder should send the communication by e-mail by visiting our website (www.digitalturbine.com), clicking on “Contact Us” and addressing the communication to the Chair of the Board or by mail addressed as follows:
Digital Turbine, Inc.
100 San Antonio Street, Suite 160
Austin, Texas 78701
Attention: Chair of the Board
The Chair of our Board of Directors will forward the communication to the Board. If a stockholder desires to send a communication to a specific Board member, the stockholder should send the communication to the above address to the attention of the specific Board member.
Human Capital Resources and Culture
We believe the strength of our workforce is critical to our success as we strive to become a more inclusive and diverse technology company. As of March 31, 2025, we employed 647 full-time employees globally, including 285 employees in North America, 296 employees in Europe and the Middle East, 53 employees in Asia Pacific, and 13 employees in Latin America. Our key human capital management objectives are to attract, retain, and develop the talent we need to deliver on our commitment to offer and deliver exceptional products and services. Examples of our key programs and initiatives focused on achieving these objectives include:
Total Compensation and Benefits: Our guiding principles are anchored on the goals of being able to attract, incentivize, and retain talented employees. We believe in economic security for all employees and have adopted a Living Wage policy. All employees are eligible for performance bonuses. In addition, during 2024 and 2025, substantially all employees receive a new-hire long-term incentive equity grant and an annual long-term incentive equity grant, based on performance. We also provide our employees twelve weeks of paid short-term disability at 100% of base pay, which includes parental leave.
Culture and Values: We have adopted our culture values of Hustle, Results, Accountability, Global, Freedom and Laugh to help create and foster a culture where every employee is empowered, engaged and trusted to be their best at work. We welcome people of different backgrounds, experiences, abilities, and perspectives. We embed diverse perspectives in our mindset, products, and teams to empower an equitable and culturally fluent environment. Building and continuously fostering this culture within our teams makes us better collaborators, partners, and innovators.

We sponsor and support our Community Action Teams, which is an employee-led program designed to create purposeful action to build a stronger and better-connected team. The Community Action Teams have helped drive meaningful advancements in on-boarding, cross-functional understanding, a mentoring program, and a Digital Turbine Gives campaign where employees volunteer in their local communities on a regular basis.
Health, Safety and Wellness: The success of our business is fundamentally connected to the well-being of our people. Accordingly, we are committed to the health, safety and wellness of our employees. We provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs. We continue to evolve our programs to meet our employees’ health and wellness needs.
Key Corporate Governance Practices
In addition to the corporate governance practices discussed above in this “Corporate Governance” section of the Proxy Statement, we continue to maintain additional corporate governance standards and practices designed to help create long-term value for our stockholders and positive influences on the governance of the Company. These additional key corporate governance practices include the following:
Annual Board evaluations and commitment to Board refreshment: our Board engages in an annual evaluation and skillset determination process and is committed to a rigorous self-evaluation whereby each director must “earn” his or her annual nomination for election from the Nominating and Corporate Governance Committee.
Annual director elections: all of our directors are subject to evaluation and election by the stockholders on an annual basis, rather than having a classified board of directors.
Diverse Board Background: we are proud of the strength of our Board due to the differences in professional background, education, skill and other individual qualities, and attributes that can contribute to the quality of the Board's operations and decision-making.
Independent Board Chair: we maintain an independent Board Chair who is separate from the Chief Executive Officer. See discussion above under “Board Leadership Structure”.
Independent Board: all the Board members other than the Chief Executive Officer are independent Board members, meaning 88% of the Board is comprised of independent directors.
Stockholders’ right to call special meetings: under our Bylaws, our stockholders have the right to call special meetings of stockholders.
Stockholders’ right to act by written consent: under our Bylaws, our stockholders have the right to act by written consent.
Stockholders’ right to amend our charter documents: our stockholders retain the right to amend both our certificate of incorporation and Bylaws, and there are no supermajority vote requirements to do so.
No stockholder rights plan: we do not maintain a stockholders rights plan or a poison pill.
Responsible data privacy governance and responsible advertising: we maintain strong compliance and oversight processes in our collection and use of data and to help ensure responsible advertising on our platforms.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Policy
Our Related Party Transactions Policy complies with all applicable requirements of the SEC and the NASDAQ concerning related party transactions. Related party transactions will be referred for approval or ratification to our Audit Committee. This review will cover any transaction in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest. In determining whether to approve a related party transaction, our Audit Committee will consider, among other factors, the benefits to the Company, the availability of other sources for comparable products or services, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the materiality of the transaction to the related party, the customary (or non-customary) nature of the terms of the transaction, the terms available to unrelated third parties, the appearance of an improper conflict of interest for any related party, taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, and the potential violations of other corporate policies.
If we enter into such a related party transaction that has not received approval of the Audit Committee, or a transaction that was not originally such a related party transaction but later becomes a related party transaction, the Audit Committee will review the transaction promptly and may ratify the transaction.
Our Related Party Transactions Policy grants standing pre-approval of certain transactions, including the following: (1) certain employment arrangements of executive officers; (2) any compensation paid to a director that is disclosed in this Proxy Statement; (3) any transaction with another company with which the related party’s only relationship is a director or beneficial owner of less than 10% of that company; (4) any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis such as dividends; (5) any transaction involving a related party where the rates or charges involved are determined by competitive bids; (6) any transaction with a related party involving the rendering of services as a common or contract carrier, or public entity, at rates or charges fixed in conformity with law or governmental authority; and (7) any transaction with a related party involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.
Since April 1, 2024, there have been no transactions that were required to be reported in this section where the related party policy and procedures did not require review, approval or ratification or where the policy and procedures were not followed.

EXECUTIVE OFFICERS
The following table sets forth certain information regarding our current executive officers as of July 17, 2025:

NAME	AGE	POSITION
William G. Stone III	57	Chief Executive Officer & Director
Stephen A. Lasher	56	Vice President and Chief Financial Officer
Michael Akkerman	40	Chief Business Officer
Senthil Kanagaratnam	51	Chief Technology Officer
Joshua Kinsell	40	Chief Accounting Officer
Biographical information regarding Mr. Stone is set forth above under “Election of Directors (Proposal 1) — Information Concerning Current Directors and Nominees.”

Stephen A. Lasher. Effective as of February 5, 2025, Stephen Lasher was appointed Vice President and Chief Financial Officer of the Company. From July 2024 until he joined the Company, Mr. Lasher, provided independent consulting services. Prior to that time, from January 2021 to July 2024, Mr. Lasher served as Senior Vice President and Chief Financial Officer of Vonage, a cloud business communications services company. From 1997 to January 2021, Mr. Lasher served in various capacities with International Business Machines (IBM), including Vice President of Finance of IBM Global Markets, Global Business Services, and Cloud divisions from 2015 to January 2021. Mr. Lasher received a Bachelor of Science in Accounting degree from Bentley University and completed Executive Education from Harvard Business School in 2018. .
Michael Akkerman. Mr. Akkerman became our Chief Business Officer in June 2024. Prior to joining us, Mr. Akkerman served as GM, Advertising (Rider Mobility Ads) for Uber Technologies Inc., a technology platform company that enables movement to different physical locations, from April 2023 until joining the Company. From June 2022 to January 2023, he served as Chief Revenue Officer and Product Consultant for data.ai, a data artificial intelligence platform company for brands and publishers to optimize mobile and digital performance. He also served from May 2022 to April 2023 as Chief Executive Officer and principal consultant for Beach Road Consulting, a commercial strategy and product management consulting company. From December 2019 to May 2022, he served as Chief Product & Strategy Officer for Cardlytics, Inc., a digital advertising and customer data technology platform company. From July 2015 to December 2019, he served as Global Head of Partnerships for Pinterest, Inc., a visual search and discovery platform technology company focusing on search, commerce and social. Prior to that time, Mr. Akkerman served in various corporate strategy positions for software and technology companies. Mr. Akkerman received a Bachelor’s Degree in Psychology and History from the University of New South Wales.
Senthil Kanagaratnam. Mr. Kanagaratnam became our Chief Technology Officer in November 2022. Prior to joining us, from August 2020 to November 2022, Mr. Kanagaratnam served as the Head of Engineering and Products at Meta and led the horizontal infrastructure, security and privacy engineering organization for Reality Labs at Meta. From March 2018 to August 2020 he served as the Senior Vice President of Global Engineering and Services at TiVo Corp. Prior to that time, Mr. Kanagaratnam held senior engineering positions at Verifone Systems, Inc., Tranzfinity, a fintech company that he co-founded, and other companies. He received his Bachelor of Science in Computer and Information Systems from University of London and his Master of Science in Software Management from Carnegie Mellon University.
Joshua Kinsell. Mr. Kinsell became our Chief Accounting Officer in April 2024. From February 2023 until he joined us, Mr. Kinsell served as Chief Accounting Officer of HighRadius Corp., a cloud-based autonomous software company, where he led the finance organization’s accounting operations and finance controllership. From December 2021 to February 2023, Mr. Kinsell served as Chief Accounting Officer of Boomi, LP, a software integration platform company. From March 2020 to December 2021, Mr. Kinsell serves as Controller of SailPoint Technologies, Inc., an identity security solutions company. Mr. Kinsell also previously served as a senior audit manager for Deloitte LLP. Mr. Kinsell is a certified public accountant. He received his BBA and Master of Accountancy from Baylor University.
Our executive officers are appointed by, and serve at the discretion of, our Board of Directors and hold office until his or her duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis includes a discussion of compensation for the following executive officers during the fiscal year ended March 31, 2025, who are our named executive officers:
•William G. Stone III, Chief Executive Officer
•Stephen A. Lasher, Chief Financial Officer
•Michael Akkerman, Chief Business Officer
•Senthil Kanagaratnam, Chief Technology Officer
•Joshua Kinsell, Chief Accounting Officer
•Barrett Garrison, former Executive Vice President and Chief Financial Officer
Mr. Lasher joined the Company on February 5, 2025, Mr. Akkerman joined the Company on June 3, 2024, and Mr. Kinsell joined the Company on April 8, 2024. Mr Garrison departed the Company on February 5, 2025.
Compensation Philosophy and Objectives
We believe that a strong management team comprised of highly talented individuals in key positions is critical to our ability to deliver sustained growth and profitability, and our executive compensation program is an important tool for attracting and retaining such individuals. We also believe that our most important resource is our people. While to a certain extent we are able to exploit unique assets or proprietary technologies, we depend fundamentally on the skills, energy and dedication of our employees to drive our business. It is only through their constant efforts that we are able to innovate through the creation of new products, to maintain operating efficiencies, and to develop and exploit marketing channels. With this in mind, we have consistently sought to employ the most talented, accomplished and energetic people available in the industry. Therefore, we believe it is vital that our named executive officers receive an aggregate compensation package that is both highly competitive with the compensation received by similarly-situated executive officers at peer group companies, and also reflective of each individual named executive officer’s contributions to our success on both a long-term and short-term basis.
We seek to have compensation programs for our named executive officers that are intended to achieve a variety of goals, including, but not limited to:
•attracting and retaining talented and experienced executives;
•motivating and fairly rewarding executives whose knowledge, skills and performance are critical to our success;
•providing fair and competitive compensation; and
•supporting stockholder value.
Administration and Process
Our executive compensation program is administered by our Compensation Committee. Historically, base salary, annual bonus structure and long-term equity compensation of our executive officers have been governed by the terms of their individual employment agreements. Our Compensation Committee conducts an annual review of our executive compensation program and designs, maintains and oversees its implementation to align the interests of our named executive officers with our stockholders’ interests by rewarding performance that is tied to creating stockholder value; and to provide a total compensation package for each of our named executive officers that we believe is competitive and necessary to attract and retain talent. As part of this, the Compensation Committee establishes milestone performance levels for incentive bonuses that take into account a number of factors that are designed to further these executive compensation objectives, including our performance, the compensation received by similarly-situated executive officers, and the conditions of the markets in which we operate.
In determining executive compensation for fiscal year 2025, the Compensation Committee’s goal was to reward the named executive officers for their respective responsibilities and Company-wide and individual performance. We believe that this policy is intended to help the Company maintain compensation practices that are competitive with those in the industry. Our Chief Executive Officer may also assist by making recommendations to the Compensation Committee specific to determining compensation for the other named executive officers.

We accomplish these objectives by providing a total compensation package that includes three main elements discussed in more detail below: base salary, annual performance-based and time-based cash awards and long-term equity and equity-based awards.
Elements of Executive Officer Compensation
Overview. The compensation packages for our senior executives have both performance-based and non-performance based elements. Total compensation paid to our executive officers is divided among three principal components. Base salary is generally fixed and does not vary based on our financial and other performance. Other components, such as annual cash bonuses and equity or equity-based awards, are variable and dependent upon our financial and market performance and individual performance. In addition, we may provide long-term cash compensation rather than, or in addition to, equity compensation in the event that equity compensation is too dilutive to our stockholders. Our policy generally is to emphasize long-term equity awards over short-term cash bonuses, as the long-term awards are intended to align with goals such as Company performance and total stockholder return and to create an incentive to build stockholder value over the long-term and more closely align the interest of our named executive officers to those of our stockholders. In the case of equity or equity-based awards, the value is dependent upon our future stock price and, accordingly, such awards are intended to reward the named executive officers for favorable Company-wide performance and incentivize them to create additional stockholder value.
Our Compensation Committee reviews total compensation packages to see if it and its elements generally fall in line with peer companies and also looks at overall market data. In fiscal year 2025, the Compensation Committee engaged a compensation consultant (Pearl Meyer) to provide input, analysis, and consultation to the Compensation Committee regarding our compensation plans and programs and for background information as to general compensation levels, including base salary, annual cash incentives, and long-term equity and equity-based incentive compensation, currently being offered in our industry as well as board compensation levels. For further information about the compensation consultant and its services, see “Role of Compensation Consultant” directly below.
Role of Compensation Consultant. During fiscal year 2025, the Compensation Committee engaged a professional compensation consultant, Pearl Meyer, an industry leading global human resources consulting firm, to provide input, analysis, and consultation to the Compensation Committee regarding our compensation plans and programs and assist the Compensation Committee in (i) reviewing and analyzing compensation of the chief executive officer, chief financial officer, chief business officer and chief technology officer and (ii) reviewing and analyzing market data related to such executive officers’ base salaries and total cash and direct compensation, including short-term and long-term incentive awards. Pearl Meyer has advised the Compensation Committee since fiscal year 2020. Pearl Meyer reports directly to the Compensation Committee. Prior to such engagement, Pearl Meyer did not provide any services to the Company or its management other than those provided to the Compensation Committee. The Compensation Committee considered factors relevant to Pearl Meyer’s independence, such as other services provided by and fees paid to Pearl Meyer and concluded that no conflict of interest exists with respect to its engagement of Pearl Meyer.
The Compensation Committee reviewed executive remuneration survey data provided by Pearl Meyer of primarily tech companies that experienced revenue similar to the Company in 2025 and with market capitalization similar to the Company.
Competitive Benchmarking. The Compensation Committee compares total compensation opportunities to competitive benchmarks when setting pay levels for the named executive officers. The Compensation Committee had Pearl Meyer perform a peer group market survey based on data obtained from a peer group of publicly traded companies. This peer group consists of 13 companies of similar size, industry and operational profile as the Company. The companies included in our 2025 peer group are listed below:
•Cardlytics, Inc.Cardlytics, Inc.
•Domo, Inc.
•Entravision Communications Corporation
•EverQuote, Inc.
•MediaAlpha, Inc.
•Outbrain Inc.
•PubMatic, Inc.
•QuinStreet, Inc.
•System1, Inc.
•Thryv Holdings, Inc.
•Upland Software, Inc.

•Viant Technology Inc.
•Yext, Inc.
Base Salary. We pay our executives a base salary pursuant to the terms of employment arrangements, which are all at-will arrangements without a definite term. We believe that a competitive base salary is a necessary element of any compensation program. Base salaries are established, in part, based on the executive’s individual position, responsibility, experience, skills, historic salary levels and the executive’s performance during the prior year. We also consider our overall business outlook, our budget, internal pay equity and seek over a period of years to align base compensation levels comparable to our competitors and other companies similarly situated. We do not view base salaries as primarily serving our objective of paying for performance.

Named Executive Officer	FY 2024 Base Salary	Increase	FY 2025 Base Salary

William Stone	$650,000	$—	$650,000

Stephen Lasher	$—	$—	$450,000

Michael Akkerman	$—	$—	$410,000

Senthil Kanagaratnam	$420,000	$30,000	$450,000

Joshua Kinsell	$—	$—	$300,000

Barrett Garrison	$420,000	—	$420,000
The annual salary of Mr. Kanagaratnam for fiscal year 2025 was increased to $450,000 due to performance and for retentive purposes. The annual salary for Mr. Akkerman for fiscal year 2026 was increased to $450,000 due to performance, to further align with the median set forth in the peer group market survey data, and for pay equity purposes. In July 2025, the annual salary for Mr. Kinsell was increased from $300,000 to $315,000 primarily for retention purposes.
We believe that our salary levels are sufficient to retain our existing executive officers and hire new executive officers when and as required. Our Compensation Committee may however increase base salaries of our executive officers from time to time in its discretion based on its assessment of market compensation, individual performance, retention, assuming new or additional responsibilities, overall business outlook, our budget, internal pay equity and other factors our Compensation Committee deems relevant.
Annual Performance Bonuses. Consistent with our emphasis on pay-for-performance incentive compensation programs, our executives are eligible to receive annual cash incentive bonuses primarily based upon Company performance and individual performance during the fiscal year. Historically, for our senior executive officers (CEO, CFO, President, CBO, CTO) factors given considerable weight in establishing bonus performance criteria are revenues and non-GAAP adjusted EBITDA, which is GAAP net earnings or loss excluding various cash and non-cash expenses, including: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and fees and expenses related to acquisitions. Our Compensation Committee utilizes the adjusted EBITDA amounts publicly-reported by the Company. For our CAO, annual performance bonus is based primarily on a discretionary assessment of both Company performance and individual performance.

Pursuant to Mr. Stone’s employment agreement, Mr. Stone is eligible to receive annual cash incentives by attainment of revenue and earnings (adjusted EBITDA) goals set by our Compensation Committee, after consultation with Mr. Stone, which will be based on a Board approved annual operating plan. The applicable goals will have three increasingly higher levels of revenue and earnings (adjusted EBITDA). Depending on incentive goals achievement, the annual cash incentive payment percentages will equal 50% (threshold), 100% (target) and 200% (stretch) of Mr. Stone’s annual incentive target, which incentive target is 150% of base salary ($650,000 base salary for fiscal year 2025, so a $975,000 incentive target for fiscal year 2025) based on the level of goal achievement. The revenue and earnings (adjusted EBITDA) goals each represent 40% of the total bonus opportunity, while the remaining 20% of the bonus opportunity is in the sole discretion of the Compensation Committee based on exceptional Company performance, individual performance and other factors the Compensation Committee deems appropriate. The Compensation Committee retains discretion to award a pro-rated amount of any applicable bonus based on partial achievement. For fiscal year 2025, the Company did not achieve the minimum threshold revenue and adjusted EBITDA goals for fiscal year 2025. As a result, Mr. Stone was paid no performance bonus based on revenue or adjusted EBITDA achievement for fiscal year 2025. The Compensation Committee determined not to pay Mr. Stone a discretionary bonus primarily as a result of the Company not achieving the performance goals.

For the other senior executives (Mr. Lasher, Mr. Akkerman and Mr. Kanagaratnam), we provide an annual incentive bonus substantially similar in structure to Mr. Stone. The Compensation Committee sets revenue and adjusted EBITDA goals based on a Board-approved annual operating plan, which goals will have three increasingly higher levels of revenue and adjusted EBITDA. The annual cash incentive payout percentages for fiscal year 2025 will equal 50% (threshold), 100% (target) and 200% (stretch) of the senior executive’s annual incentive target, which is 100% of base salary for the CFO, CBO and CTO, based on the level of goal achievement. For the CFO, the revenue and adjusted EBITDA goals represent 30% and 50%, respectively, of the total bonus opportunity, and for the CBO and CTO, the revenue and adjusted EBITDA goals each represent 40% of the total business opportunity. The remaining 20% of the bonus opportunity is in the sole discretion of the Compensation Committee based on exceptional Company performance, individual performance, and other factors the Compensation Committee deems appropriate. The Compensation Committee retains discretion to award a pro-rated amount of any applicable bonus based on partial achievement. For fiscal year 2025, the Company did not achieve the minimum threshold revenue and adjusted EBITDA goals for fiscal year 2025. As a result, the other senior executives were paid no performance bonus based on revenue or adjusted EBITDA achievement for fiscal year 2025. The Compensation Committee determined not to pay the other senior executives a discretionary bonus primarily as a result of the Company not achieving the performance goals.

Because Mr. Akkerman joined the Company in June 2024, he was eligible for only a pro-rated portion of the annual incentive bonus for fiscal year 2025. Because Mr. Lasher joined the Company in February 2025, Mr. Lasher was not eligible for an annual incentive bonus for fiscal year 2025.

For the executives, if any extraordinary event occurs during the period, such as a merger or recapitalization, the Board may revise the performance goals after discussion with the executive to preserve the original incentive structure and degree of achievement.

Mr. Kinsell is entitled to an annual cash incentive bonus determined in the discretion of the Compensation Committee. Generally, the Company sets a bonus target for the CAO (for fiscal year 2025, 40% of annual base salary for Mr. Kinsell) and considers Company performance, particularly revenues and earnings (adjusted EBITDA). In addition, such target percentage can be modified based on performance of executive’s area of responsibility and individual performance, and other factors the Compensation Committee deems relevant to such annual cash incentive determination. The Company has an annual company-wide bonus plan in which the CAO participates and the bonus plan is funded based on Company performance, particularly revenue and adjusted EBITDA performance. As and to the extent the bonus plan is funded for a particular year, the individual amount paid to the CAO is determined based on the criteria discussed above. The Company did not achieve the minimum performance goals (revenue and adjusted EBITDA) for fiscal year 2025 to fund the fiscal year 2025 company-wide bonus plan. As a result, no annual cash incentive bonus was paid to Mr. Kinsell for fiscal year 2025.

Signing Bonuses/New-Hire Relocation Allowances. Under Mr. Akkerman’s employment agreement, the Company paid Mr. Akkerman a signing bonus of $37,000. If Mr. Akkerman voluntarily terminates his employment or if the Company terminates his employment for cause (as defined in Mr. Akkerman’s employment agreement) prior to the first anniversary of his start date, Mr. Akkerman must repay the signing bonus back to the Company. Mr. Akkerman’s start date was in June 2024.

Under Mr. Lasher’s employment agreement, the Company paid Mr. Lasher a relocation allowance of $75,000. If Mr. Lasher voluntarily terminates his employment prior to the first anniversary of his start date, Mr. Lasher must repay the relocation allowance to the Company. Mr. Lasher’s start date was in February 2025.
Retention Bonuses. In May 2024, the Compensation Committee approved a retention cash bonus for Mr. Kanagaratnam of $240,000, to be earned in eight quarterly installments of $30,000 each until the second anniversary of the approval date (so long as Mr. Kanagaratnam continues to be employed by the Company at the time of such payment). For further discussion, see “Fiscal Year 2025 Long-Term Cash-Based Compensation” below.
In July 2025, the Compensation Committee approved a retention cash bonus for Mr. Kinsell of $100,000, to be paid in two equal installments of $50,000 each, the first installment on the six-month anniversary of such approval date and the second installment on the one-year anniversary of such approval date (so long as Mr. Kinsell continues to be employed by the Company at the time of such payment).

Other. See “Summary Compensation Table” for details on cash incentives earned by our named executive officers.

For fiscal year 2026, the Compensation Committee intends to utilize the same or similar criteria as described above for fiscal year 2025 in determining annual incentive compensation for our named executive officers. Mr. Stone agreed that, notwithstanding any provision to the contrary in his employment agreement, the Board and the Compensation Committee may set the threshold, target and stretch percentages for annual incentive compensation, along with the percentage allocation of the performance goals’ impact on annual incentive compensation, in their discretion.

For fiscal year 2026, the Company modified the company-wide bonus plan to (1) pay the annual incentive bonuses in two tranches based on first half performance and second half performance in comparison to the Company’s annual operating plan (with a cap on the first half bonus amount and a clawback of the first half bonus amount depending on full year performance) and (2) set adjusted EBITDA as the sole performance measure for purposes of determining whether the bonus plan performance criteria has been met.

The Compensation Committee may utilize other or different performance measures in assessing the performance of our named executive officers in determining annual incentive compensation. In addition, the Compensation Committee may increase or decrease the annual incentive target percentages of base salary, performance goal achievement thresholds, goal achievement payout percentages, and allocation of performance goal percentage contributions for the annual incentive opportunity for the named executive officers. In addition, the Compensation Committee has the discretion to award discretionary bonuses to our named executive officers in addition to the annual incentive awards programs described above or otherwise during the fiscal year based on individual performance, achievement of goals or milestones, assuming new or additional responsibilities, retention, or other factors the Compensation Committee deems relevant.
Equity and Equity-Based Compensation. We believe that equity or equity-based compensation are an important long-term incentive for our executive officers and other employees and generally align officer and employee interest with that of our stockholders. They are intended to further our emphasis on pay-for-performance.
Pursuant to Mr. Stone’s employment agreement, he is eligible to receive long term incentive (“LTI”) equity grants each fiscal year for a number of shares that is within the sole discretion of the Compensation Committee. Each annual LTI grant is to consist of time vesting and performance vesting restricted stock units. Time vesting LTI restricted stock units (“RSUs”) are to vest over four years after grant and, subject to certain exceptions, any such awards that have not vested prior to any termination of the executive’s employment will terminate. Time vesting LTI stock option awards are to vest over four years after grant and, subject to certain exceptions, any such awards that have not vested prior to any termination of the executive’s employment will terminate. Performance vesting LTI restricted stock units (“PSUs”) are to be contingent on achievement of three year revenue and adjusted EBITDA goals, based on three increasingly higher levels of attainment established by the Compensation Committee, based on a Board approved three year operating plan. The revenue and adjusted EBITDA goals each represent 50% of the performance vesting opportunity, and the vesting percentages based on levels of attainment are 50% (threshold), 100% (target) and 200% (stretch) of the shares underlying the PSUs. No performance vesting awards will vest with respect to any performance goal not met at the 50% level, and vesting of performance awards will not exceed 200% for performance above the 200% level. Any performance vesting awards will be earned on the third anniversary of the grant date (and following Compensation Committee certification of the performance-based results), based on performance attainment, provided the executive is employed through such date. Except in connection with a termination without cause or for good reason, if the executive’s employment with the Company terminates prior to the third anniversary of the applicable grant date, performance vesting units will not vest and will terminate immediately upon such termination of employment. Any performance vesting units will be subject to a negative discretion clawback up to two years after the vesting date in connection with adverse financial restatements or certain actions constituting cause. During such two year period any underlying shares are subject to a lock up.
If any extraordinary event occurs during the three year period, such as a merger or recapitalization, the Board may revise the performance goals after discussion with the executive to preserve the original incentive structure and degree of achievement.
Fiscal Year 2025 Awards. As part of our regular annual long-term incentive grants, in May 2024, Messrs. Stone, Garrison and Kanagaratnam were granted PSUs covering 500,000, 250,000, and 250,000 shares of our common stock, respectively, that will vest two-thirds based upon achievement of a three-year annual operating plan revenue target and adjusted EBITDA target (each target representing 50% of the two-thirds achievement vesting) and one-third based on achievement of a three-year growth revenue target and growth adjusted EBITDA target (each target representing 50% of the one-third achievement vesting), which targets were determined by the Board. Thus, each executive has the opportunity to vest up to 100% of such PSUs depending on the extent to which the revenue and adjusted EBITDA goals are achieved.

If our achievement of performance goals falls in between the annual operating plan and growth targets, such amounts will be interpolated on a linear basis in calculating the number of PSU shares vested.
In addition, Messrs. Stone, Garrison and Kanagaratnam were granted contingent stock options covering 500,000, 250,000 and 250,000 shares of our common stock, respectively, with an exercise price equal to the closing price of our common stock on May 24, 2024, the contingent option grant date. These stock options were contingent on and subject to stockholder approval of an amendment to our 2020 Equity Incentive Plan to increase the number of shares available for grant under our 2020 Equity Incentive Plan. Such approval was obtained. These stock options for Mr. Stone vest 25% on the first anniversary of the grant date (May 24, 2025) and in equal quarterly installments after such first anniversary date until the fourth anniversary of the grant date, and for Messrs. Garrison and Kanagaratnam one-third on the first anniversary of the grant date (May 24, 2025) and in equal quarterly installments after such first anniversary date until the third anniversary of the grant date.
New Hire Awards. Upon joining the Company, Mr. Lasher was granted stock options covering 500,000 shares of our common stock and RSUs covering 500,000 shares of our common stock, each of which vest one-third on the first anniversary of the grant date and in equal quarterly installments thereafter until the third anniversary of the grant date.
Upon joining the Company, Mr. Akkerman was granted RSUs covering 428,571 shares of our common stock, which vest in equal installments on a quarterly basis until the second anniversary of his start date. In addition, Mr. Akkerman was granted contingent stock options covering 625,000 shares of our common stock. These stock options were contingent on and subject to stockholder approval of an amendment to our 2020 Equity Incentive Plan to increase the number of shares available for grant under our 2020 Equity Incentive Plan. Such approval was obtained. These stock options vest in equal installments on a quarterly basis until the second anniversary of his start date.
Upon joining the Company, Mr. Kinsell was granted RSUs covering 279,069 shares of our common stock, which vest in equal installments on a quarterly basis until the third anniversary of his start date.
Additional Retention Grants during fiscal year 2025. On October 29, 2024, the Compensation Committee decided to make RSU retention grants to certain employees. Such RSU grants vest 50% on the first anniversary of the grant date and in equal quarterly installments thereafter until the second anniversary of the grant date. Mr. Kinsell received a retention RSU grant covering 20,270 shares.
Fiscal Year 2026 Awards. As part of our regular annual long-term incentive grants, in May 2025, Messrs. Stone, Lasher, Akkerman and Kanagaratnam were granted PSUs covering 344,037, 160,550, 137,615, and 137,615 shares of Company common stock, respectively, that will vest two-thirds based upon achievement of a three-year annual operating plan revenue target and adjusted EBITDA target (each target representing 50% of the two-thirds achievement vesting) and one-third based on achievement of a three-year growth revenue target and growth adjusted EBITDA target (each target representing 50% of the one-third achievement vesting). Thus, each executive has the opportunity to vest up to 100% of such PSUs depending on the extent to which the revenue and adjusted EBITDA goals are achieved. If the Company’s achievement of performance goals falls in between the annual operating plan and growth targets, such amounts will be interpolated on a linear basis in calculating the number of PSU shares vested.
Messrs. Stone, Lasher, Akkerman and Kanagaratnam were also granted stock options covering 462,963, 216,049, 185,185, and 185,185 shares of Company common stock, respectively, with an exercise price equal to the closing price of the Company common stock on May 23, 2025 (the grant date). These stock options vest over three years, with one-third vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments after such first anniversary through the third anniversary of the grant date.
Other. Mr. Stone agreed that the goal attainment thresholds, the threshold target and stretch payout percentages for long-term incentive performance-based restricted stock units, vesting terms of stock options, RSUs and PSUs, and mix of stock options, RSUs and PSUs may be set in the discretion of the Compensation Committee and the Board from time to time notwithstanding the terms in his employment agreement.
Our Compensation Committee may from time to time grant stock options, restricted stock, restricted stock unit, performance stock, and performance stock unit equity awards to our named executive officers based on the discretion of the Compensation Committee, taking into account Company-wide performance, Company division performance, market assessment, individual performance, achievement of goals or milestones, assuming new or additional responsibilities, retention, or other factors the Compensation Committee deems relevant. In addition, the Compensation Committee may in its discretion increase or decrease the performance goals, percentage attainment levels of such goals, percentage allocation of performance goals, percentage payout or utilize other or different performance measures with respect to the annual PSU grants based on the above factors.

The authority to make equity or equity-based awards to our executive officers rests with our full Board, based upon recommendations made by the Compensation Committee, or by the Compensation Committee acting alone. The Compensation Committee considers the input and recommendation of our Chief Executive Officer in setting the compensation of our other executive officers, including in the determination of appropriate levels of equity or equity-based grants.
Fiscal Year 2025 Long-Term Cash-Based Compensation. In light of the decline in our stock price and the dilutive impact significant equity-based awards would have on our stockholders, during fiscal year 2025, as part of our regular annual long-term incentive grants (in May 2024), we decided to award long-term cash incentive compensation for both retentive purposes and as performance-based compensation to Messrs. Stone and Kanagaratnam. In May 2024, the Compensation Committee approved a cash incentive bonus program for Mr. Stone pursuant to which Mr. Stone would be paid a cash incentive bonus of up to $2,400,000 upon our achievement of the following performance goals: two-thirds of such bonus would be paid upon our achievement of a three-year annual operating plan revenue target and adjusted EBITDA target (each target representing 50% of the two-thirds achievement payout) and one-third of such bonus would be paid upon our achievement of a three-year growth revenue target and growth adjusted EBITDA target (each target representing 50% of the one-third achievement payout). If our achievement of performance goals falls in between the annual operating plan and growth targets, such amounts will be interpolated on a linear basis in calculating the cash incentive bonus amount. In addition, in May 2024, the Compensation Committee approved a retention cash bonus for Mr. Kanagaratnam of $240,000, to be earned in eight quarterly installments of $30,000 each until the second anniversary of the approval date (so long as Mr. Kanagaratnam continues to be employed by the Company at the time of such payment).
Equity Award Timing Policies. We do not have any formal plan or obligation that requires us to award equity or equity-based compensation to any executive officer on specified dates. Consistent with the employment agreement of the CEO, the Compensation Committee does not determine the annual cash incentive or LTI awards for senior executives until the Compensation Committee has final audited financial statements with which to make such determinations. The Compensation Committee has historically made such determinations around the time of completion of such audit and before public announcement of the audited results and intends to continue doing so at this time (although the Compensation Committee may change the timing of such annual grants in the future). Neither the Board nor the Compensation Committee takes into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation.
During the fiscal year ended March 31, 2025, consistent with our historical timing on annual LTI award grants as described above, we granted stock options to our named executive officers within four business days prior to our earnings release for the prior fiscal year (i.e., we made our annual LTI award grants on May 24, 2024 and released earnings for our fiscal year ended March 31, 2024 after the close of markets on May 28, 2024). In addition, Mr. Lasher joined the Company on the day the Company issued its third fiscal quarter 2025 earnings release and therefore received his initial hire equity grants on the business day following such earnings release date. As required by Item 402(x) of Regulation S-K, we are providing the following tabular disclosure regarding the timing of such stock option grants.

Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award
Percentage change in the closing
market price of the securities
underlying the award between the
trading day ending immediately prior
to the disclosure of material
nonpublic information and the
trading day beginning immediately
following the disclosure of material
nonpublic information(1)(2)

(a)	(b)	(c)	(d)	(e)	(f)
William G. Stone III Chief Executive Officer	05/24/2024	500,000	2.14	$735,000	(17.0%)
Senthil Kanagaratnam Chief Technology Officer	05/24/2024	250,000	2.14	$367,500	(17.0%)
Barrett Garrison Former Executive Vice President and Chief Financial Officer	05/24/2024	250,000	2.14	$367,500	(17.0%)
Stephen Lasher Chief Financial Officer	02/06/2025	500,000	4.99	$1,855,000	96.5%
________________________
(1)We released earnings after the close of markets on May 28, 2024. The closing price of our common stock on May 28, 2024 was $2.24. The closing price of our common stock on May 29, 2024 (the trading day immediately following the date we released earnings) was $1.86.
(2)We released earnings after the close of markets on February 5, 2025. The closing price of our common stock on February 5, 2025 was $2.54. The closing price of our common stock on February 6, 2025 (the trading day immediately following the date we released earnings) was $4.99.
Mr Garrison Separation Arrangement. Mr. Garrison’s employment with the Company terminated on February 5, 2025. The Company and Mr. Garrison entered into a separation agreement pursuant to which Mr. Garrison continued to provide advisory services to the Company until May 31, 2025 (which term could expire earlier under certain circumstances) for a consulting fee of $20,000 per month. In addition, the Company paid Mr. Garrison a lump sum severance amount equal to his annual salary, which severance payment was required pursuant to the terms of his employment agreement, and the vesting of Mr. Garrison’s performance stock units was accelerated pro-rata at the “Target” level of performance, which vesting was required pursuant to the terms of Mr. Garrison’s employment agreement, but determined as of the date of expiration of the consulting term.
Other Benefits and Perquisites. Our executive officers participate in the health and dental coverage, life insurance, paid vacation and holidays, 401(k) retirement savings plans and other programs that are generally available to all of the Company’s employees.
The provision of any additional perquisites to each of the named executive officers is subject to review by the Compensation Committee. We value perquisites, if any, at their incremental cost to us in accordance with SEC regulations.
We believe that the benefits and perquisites, if any, we provide to our named executive officers are within competitive practice and customary for executives in similar positions at comparable companies. Such benefits and perquisites serve our objective of offering competitive compensation that allows us to continue to attract, retain and motivate highly talented people to these critical positions, ultimately providing a substantial benefit to our stockholders.
Stock Ownership Guidelines. To further align our executives’ financial interests with those of our stockholders, we adopted the following minimum stock ownership guidelines:

CEO	5x annual base salary
COO	2x annual base salary
The executives have five years following initial appointment to meet the guidelines. Unvested restricted stock or restricted stock units and unvested stock options will not be considered when determining an individual’s stock ownership, and vested but unexercised stock options will be treated as equivalent to one-half a share.
Mr. Stone has met the above guidelines.

Tax Deduction of Executive Compensation
Section 162(m) of the Internal Revenue Code (the “Code”) limits the corporate tax deduction for compensation paid to the named executive officers (along with other Section 162(m) covered employees) by publicly held companies like us to $1,000,000 each tax year. For fiscal year 2021 and later fiscal years, this limitation applies to compensation paid to or with respect to anyone who had been a named executive officer in fiscal year 2021 (or other Section 162(m) covered employee) or any later fiscal year, even if the individual is not a named executive officer (or other Section 162(m) covered employee) in the year for which deduction would be taken. As a result of amendments made to Section 162(m) by the Tax Cuts and Jobs Act of 2017, performance-based compensation is included in compensation subject to the $1 million annual deduction limitation, subject to certain exceptions for performance-based compensation granted before November 3, 2017.
Non-statutory stock options granted under our 2011 Equity Incentive Plan (the “2011 Plan,” and, together with our 2020 Plan, the “Equity Incentive Plans”) were intended to qualify as performance-based compensation that is exempt from the deduction limitation under Section 162(m), and we believe that our stock options granted on or before November 2, 2017, and not modified thereafter, will continue to so qualify. However, as a result of the recent tax law change, income recognized in fiscal year 2021 and later fiscal years on exercise of options granted after November 2, 2017, will not be exempt from the Section 162(m) federal tax deduction limitation.
The Compensation Committee may consider tax deductibility as a factor in determining executive compensation, but may not structure its compensation arrangements around tax deductibility. The Compensation Committee may take into consideration the potential tax deductibility of compensation as one of the factors to be considered when establishing our executive compensation program. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, motivates, and rewards our executive officers that are critical to our success.
Compensation Risk Management
As part of its annual review of our executive compensation program, the Compensation Committee reviews with management the design and operation of our incentive compensation arrangements for senior management, including executive officers, to determine if such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. The Compensation Committee considers, among other things, the features of the Company’s compensation program that are designed to mitigate compensation-related risk, such as the performance objectives and target levels for incentive awards (which are based on overall Company performance), and our compensation recoupment policy. The Compensation Committee also considers our internal control structure which, among other things, limits the number of persons authorized to execute material agreements and requires approval of our Board of Directors for matters outside of the ordinary course and our whistle blower program. Based upon the above, the Compensation Committee has concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.
Impact of Shareholder Advisory Vote
At our prior annual meeting, our stockholders approved, in a non-binding advisory vote, our executive compensation with 87% of the shares present, in person or by proxy, and entitled to vote thereon affirmatively giving their approval (with broker non-votes having no effect on the vote). Accordingly, we believe that this vote affirms the appropriateness of our executive compensation philosophy and policies, as currently adopted and implemented, and we intend to continue such philosophy and policies.

THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The information contained in this Compensation Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

July 17, 2025	Members of the Compensation Committee

Jeffrey Karish (Chair) Mohan S. Gyani Mollie V. Spilman Michelle M. Sterling
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during fiscal year 2025. No member of the Compensation Committee is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has or had one or more executive officers who served as a director or member of the Compensation Committee during the fiscal year ended March 31, 2025.

SUMMARY COMPENSATION TABLE
The following compensation table sets forth for fiscal years 2025, 2024, and 2023, the base salary and other compensation of our named executive officers.

Position	Fiscal Year Ended March 31,	Salary ($)	Bonus ($)		Non-Equity Incentive Plan Compensation	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($) (2)		Total ($)
William G. Stone III	2025	650,000	—		—	1,070,000	735,000	28,750		2,483,750
Chief Executive Officer	2024	650,000	—		—	4,575,000	1,525,000	29,631		6,779,631
	2023	625,000	62,500		—	5,625,000	1,875,000	28,942		8,216,442

Stephen A. Lasher(3)	2025	450,000	—		—	2,495,000	1,855,000	79,670	(4)	4,879,670
Chief Financial Officer

Michael Akkerman(5)	2025	410,000	37,000(6)		—	750,000	750,000	25,561		1,935,561
Chief Business Officer

Senthil Kanagaratnam(7)	2025	450,000	90,000	(8)	—	535,000	367,500	32,974		1,475,474
Chief Technology Officer	2024	420,000			—	1,127,500	312,500	31,857		1,891,857
	2023	400,000	250,000		—	1,650,000	550,000	8,597		2,858,597

Joshua Kinsell(9)	2025	300,000	—		—	675,000	—	28,160		1,003,160
Chief Accounting Officer

Barrett Garrison(10)	2025	420,000	—			535,000	367,500	489,006	(10)	1,811,506
Former Executive Vice President	2024	420,000	—			2,525,000	625,000	31,924		3,601,924
and Chief Financial Officer	2023	400,000	40,000			2,100,000	700,000	31,385		3,271,385
(1)The amounts in the “Stock Awards” and “Option Awards” columns relate to awards of stock options, RSUs and PSUs made under our 2020 Equity Incentive Plan. With respect to each award, the amounts disclosed generally reflect the fair value of the award as of the grant date for all awards issued in the respective fiscal year, in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation.” Generally, ASC Topic 718 “Compensation-Stock Compensation” requires the full grant-date fair value of an award to be amortized and recognized as compensation cost over the service period that relates to the award. Note 12, “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report sets forth the relevant assumptions used to determine the valuation of our awards.
(2)Amounts under “All Other Compensation” represent Company paid health benefits and 401K employer matching contributions, along with the amounts noted in the footnotes below for Mr. Lasher and Mr. Garrison.
(3)Mr. Lasher was appointed Chief Financial Officer of the Company effective as of February 5, 2025.
(4)Includes a relocation allowance of $75,000 paid to Mr. Lasher under his employment agreement. If Mr. Lasher voluntarily terminates his employment prior to the first anniversary of his start date, Mr. Lasher must repay the relocation allowance to the Company. Mr. Lasher’s start date was in February 2025..
(5)Mr. Akkerman joined the Company as Chief Business Officer on June 3, 2024.
(6)Represents a signing bonus of $37,000 paid to Mr. Akkerman under his employment agreement. If Mr. Akkerman voluntarily terminates his employment or if the Company terminates his employment for cause (as defined in Mr. Akkerman’s employment agreement) prior to the first anniversary of his start date, Mr. Akkerman must repay the signing bonus back to the Company. Mr. Akkerman’s start date was in June 2024.
(7)Mr. Kanagaratnam joined the Company and was appointed as our Chief Technology Officer in November 2022. The amount in the “Salary” column for 2023 reflects Mr. Kanagaratnam’s total annual base salary for such fiscal year.
(8)Includes $90,000 related to a cash bonus for Mr. Kanagaratnam of $240,000 approved by the Compensation Committee in May 2024, such bonus to be earned in eight quarterly installments of $30,000 each until the second anniversary of the approval date (so long as Mr. Kanagaratnam continues to be employed by the Company at the time of such payment).
(9)Mr. Kinsell joined the Company as Chief Accounting Officer on April 8, 2024.
(10)Mr. Garrison departed the Company effective as of February 5, 2025. The Company and Mr. Garrison entered into a separation agreement pursuant to which Mr. Garrison continued to provide advisory services to the Company until May 31, 2025 (which term could expire earlier under certain circumstances) for a consulting fee of $20,000 per month, totaling $40,000 during the fiscal year ended March 31, 2025. In addition, the Company paid Mr. Garrison a lump sum severance amount equal to his annual salary of $420,000, which severance payment was required pursuant to the terms of his employment agreement, and the vesting of Mr. Garrison’s performance stock units was accelerated pro-rata at the “Target” level of performance, which vesting was required pursuant to the terms of Mr. Garrison’s employment agreement, but determined as of the date of expiration of the consulting term. “All Other Compensation” for Mr. Garrison in 2025 includes both his severance payment and consulting fees, in addition to Company paid health benefits and 401K employer matching contributions.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
EMPLOYMENT AGREEMENTS
Employment Agreement with William G. Stone III
CEO Employment Agreement. On September 9, 2014, we entered into an employment agreement with Mr. Stone (the “Stone Employment Agreement”) pursuant to which Mr. Stone became the Chief Executive Officer of the Company on October 2, 2014. In connection with this employment agreement, Mr. Stone received a one-time $100,000 signing bonus. Pursuant to the Stone Employment Agreement, which has been amended as described below, Mr. Stone received a salary of $500,000 per year and was eligible for a performance bonus.
Also in connection with entering into the Stone Employment Agreement, the vesting (but not the exercise price) of the 200,000 options granted to Mr. Stone on July 8, 2014 was adjusted, and Mr. Stone was awarded stock options to purchase an additional 50,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on September 10, 2014. All of such stock options have now vested.
CEO Employment Agreement Amendment. On May 26, 2016, we entered into an amendment to the Stone Employment Agreement, which extended the term of the Stone Employment Agreement until March 31, 2018. In connection with entering into the amendment on May 26, 2016, Mr. Stone was awarded stock options under the 2020 Plan to purchase 100,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on May 26, 2016. All of such stock options have now vested.
CEO Second Amendment to Employment Agreement. On March 16, 2018, the Company entered into a second amendment to the Employment Agreement with Mr. Stone (the “Second Amendment”). The Second Amendment replaced the fixed term of employment, which would otherwise have expired on March 31, 2018, with an at-will arrangement without a definite term. In addition, the Second Amendment: (i) established a new incentive compensation structure for future fiscal years consisting of annual cash and long term equity incentives; (ii) provided pro-ration of certain annual cash and long term equity incentives in connection with payments for termination by the Company without cause or by Mr. Stone for good reason and changes the duration of severance payments to Mr. Stone in connection with such types of terminations following a change of control; and (iii) provided for a $100,000 signing payment to Mr. Stone.
The new bonus structure replaced the existing bonus structure commencing for the fiscal year ended March 31, 2019 and generally provides for annual cash incentives and long term equity incentives. For a description of the terms of the annual incentive and long term incentive plans, see the discussion under “Compensation Discussion and Analysis” in this Proxy Statement.
For a discussion of Mr. Stone’s severance arrangement under his employment agreement, see “Termination Provisions and Potential Payments Upon Termination or Change of Control” in this Proxy Statement.
The foregoing summary of the Stone Employment Agreement and amendments thereto do not purport to summarize all terms and are subject to, and qualified in their entirety by, the full text of the Stone Employment Agreement and such amendments, which have been filed as exhibits to the Annual Report.
Employment Agreement with Stephen A. Lasher
On February 5, 2025, we entered into an employment agreement (the “Lasher Employment Agreement”) with Stephen A. Lasher as Chief Financial Officer. The Lasher Employment Agreement is an at-will arrangement without a definite term.
Pursuant to the Lasher Employment Agreement, Mr. Lasher receives an annual salary of $450,000 and is eligible for an annual performance bonus. In addition, Mr. Lasher was awarded (1) stock options to purchase 500,000 shares of our common stock, and (2) new-hire RSUs covering 500,000 shares of our common stock. The stock options vest over three years, with one-third vesting on the first anniversary of the start date and the remainder vesting on a pro rata quarterly basis over the remaining two years. The new hire RSUs vest over three years, with one-third vesting on the first anniversary of his start date and the remainder vesting on a pro rata quarterly basis over the remaining two years.
In addition, we paid Mr. Lasher a relocation allowance of $75,000. If Mr. Lasher voluntarily terminates his employment prior to the first anniversary of his start date, Mr. Lasher must repay the relocation allowance back to us.
The Lasher Employment Agreement also provides for severance for Mr. Lasher in the event of a termination without cause or a termination by Mr. Lasher for good reason. For a discussion of Mr. Lasher’s severance arrangement under his employment agreement, see “Termination Provisions and Potential Payments Upon Termination or Change of Control” in this Proxy Statement.
The Lasher Employment Agreement also contains customary confidentiality, non-compete and non-solicitation provisions.
The foregoing summary of the Lasher Employment Agreement does not purport to summarize all terms and is subject to, and qualified in its entirety by, the full text of the Lasher Employment Agreement, which has been filed as an exhibit to the Annual Report.
Employment Agreement with Michael Akkerman
On May 15, 2024, we entered into an employment agreement (the “Akkerman Employment Agreement”) with Michael Akkerman as Chief Business Officer with a start date of June 3, 2024. The Akkerman Employment Agreement is an at-will arrangement without a definite term.
Pursuant to the Akkerman Employment Agreement, Mr. Akkerman receives an annual salary of $410,000 and is eligible for an annual performance bonus. In addition, Mr. Akkerman was awarded (1) RSUs covering 428,571 shares of our common stock, which RSUs will vest in equal quarterly installments over the two-year period following the grant date (his June 3, 2024 start date), and (2) contingent stock options to acquire 625,000 shares of our common stock. These stock options vest in equal quarterly installments over the two-year period following his start date.
In addition, we paid Mr. Akkerman a signing bonus of $37,000. If Mr. Akkerman voluntarily terminates his employment or if we terminate his employment for cause (as defined in the Akkerman Employment Agreement) prior to the first anniversary of his start date, Mr. Akkerman must repay the signing bonus back to us.
The Akkerman Employment Agreement also provides for severance for Mr. Akkerman in the event of a termination without cause or a termination by Mr. Akkerman for good reason. For a description of Mr. Akkerman’s severance arrangement under his employment agreement, see the discussion under “Termination Provisions and Potential Payments Upon Termination or Change of Control” in this Proxy Statement.
The Akkerman Employment Agreement also contains customary confidentiality, non-compete and non-solicitation provisions.
The foregoing summary of the Akkerman Employment Agreement does not purport to summarize all terms and is subject to, and qualified in its entirety by, the full text of the Akkerman Employment Agreement, which has been filed as an exhibit to the Annual Report.

Employment Agreement with Senthil Kanagaratnam
On October 11, 2022, we entered into an employment agreement (the “Kanagaratnam Employment Agreement”) with Senthil Kanagaratnam as Chief Technology Officer with a start date of November 7, 2022. The Kanagaratnam Employment Agreement is an at-will arrangement without a definite term.
Pursuant to the Kanagaratnam Employment Agreement, Mr. Kanagaratnam receives an annual salary of $400,000 and is eligible for an annual performance bonus. In addition, Mr. Kanagaratnam was awarded (1) stock options to purchase 69,005 shares of our common stock, (2) new-hire RSUs covering 114,660 shares of our common stock, and (3) incentive RSUs covering 20,475 shares of our common stock. The stock options vest over three years, with one-third vesting on the first anniversary of the start date and the remainder vesting on a pro rata quarterly basis over the remaining two years. The new hire and retention RSUs vest over three years, with one-third vesting on the first anniversary of his start date and the remainder vesting on a pro rata quarterly basis over the remaining two years.
In addition, we paid Mr. Kanagaratnam a signing bonus of $250,000. If Mr. Kanagaratnam voluntarily terminates his employment or if we terminate his employment for cause (as defined in the Kanagaratnam Employment Agreement) (a) prior to the first anniversary of his start date, Mr. Kanagaratnam must repay 50% of the signing bonus back to us and (b) on or after the first anniversary and prior to the second anniversary of his start date, Mr. Kanagaratnam must repay 33% of the signing bonus back to us.
The Kanagaratnam Employment Agreement also provides for severance for Mr. Kanagaratnam in the event of a termination without cause or a termination by Mr. Kanagaratnam for good reason. For a discussion of Mr. Kanagaratnam’s severance arrangement under his employment agreement, see “Termination Provisions and Potential Payments Upon Termination or Change of Control” in this Proxy Statement.

The Kanagaratnam Employment Agreement also contains customary confidentiality, non-compete and non-solicitation provisions.
The foregoing summary of the Kanagaratnam Employment Agreement does not purport to summarize all terms and is subject to, and qualified in its entirety by, the full text of the Kanagaratnam Employment Agreement, which has been filed as an exhibit to the Annual Report.
Employment Agreement with Barrett Garrison
On August 31, 2016, we entered into an employment agreement (the “Garrison Employment Agreement”) with Barrett Garrison as Executive Vice President and Chief Financial Officer with a start date of September 12, 2016.
CFO Amended Employment Agreement (the “Garrison Amended Agreement”). On September 7, 2018, we entered into an amendment to the employment agreement with Mr. Garrison originally entered into on August 31, 2016. The annual salary of Mr. Garrison increased to $325,000 in connection with the Garrison Amended Agreement. The Garrison Amended Agreement replaced the fixed term of the Garrison Employment Agreement, which would otherwise expire on September 12, 2018, with an at-will arrangement without a definite term. In addition, the Garrison Amended Agreement: (i) established a new incentive compensation structure for future fiscal years consisting of annual cash and long term equity incentives; and (ii) provided pro-ration of certain annual cash and long term equity incentives in connection with payments for termination by the Company without cause or by Mr. Garrison for good reason and changes the duration of severance payments to Mr. Garrison in connection with such types of terminations following a change of control.
The new bonus structure replaced the existing bonus structure commencing for the fiscal year ended March 31, 2019 and generally provides for annual cash incentives and long term equity incentives. For a description of the terms of the annual incentive and long term incentive plans, see the discussion under “Compensation Discussion and Analysis” in this Proxy Statement.
For a discussion of Mr. Garrison’s severance arrangement under his employment agreement, see “Termination Provisions and Potential Payments Upon Termination or Change of Control” in this Proxy Statement.
The foregoing summary of the Garrison Amended Agreement do not purport to summarize all terms and are subject to, and qualified in their entirety by, the full text of the Garrison Employment Agreement and the Garrison Amended Agreement, which have been filed as exhibits to the Annual Report.
Mr. Garrison Separation Arrangement.
Mr. Garrison’s employment with the Company terminated on February 5, 2025. The Company and Mr. Garrison entered into a separation agreement pursuant to which Mr. Garrison continued to provide advisory services to the Company until May 31, 2025 (which term could expire earlier under certain circumstances) for a consulting fee of $20,000 per month. In addition, the Company paid Mr. Garrison a lump sum severance amount equal to his annual salary, which severance payment was required pursuant to the terms of his employment agreement, and the vesting of Mr. Garrison’s performance stock units was accelerated pro-rata at the “Target” level of performance, which vesting was required pursuant to the terms of Mr. Garrison’s employment agreement, but determined as of the date of expiration of the consulting term.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR ENDED MARCH 31, 2025
The following table sets forth certain information about plan-based awards that we made to the named executive officers during the fiscal year ended March 31, 2025.

		Estimated future payouts under non-equity incentive plan awards				Estimated future payouts under equity incentive plan awards					All other stock awards: Number of shares of stock or units (#)		Option Awards: Number of Shares Underlying Options (#)		Exercise Price of Option Awards ($/Share)	Grant date Fair Value of Stock & Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
William G. Stone III	5/24/2024	390,000	780,000	(2)	1,560,000	—		—		—	—		—		—	—
Chief Executive Officer	5/24/2024	—	—		—	333,333		333,333	(3)	500,000	—		—		—	713,333
	5/24/2024	1,600,000	1,600,000	(4)	2,400,000	—		—		—	—		—		—	—
	5/24/2024	—	—		—	—		—		—	—		500,000	(5)	2.14	735,000
Stephen Lasher	2/6/2025	—	—		—	—		—		—	500,000	(6)	—		—	2,495,000
Chief Financial Officer	2/6/2025	—	—		—	—	—	—		—	—		500,000	(6)	4.99	1,855,000
Michael Akkerman	6/3/2024	—	—		—	—		—		—	428,571	(7)	—		—	750,000
Chief Business Officer	6/3/2024	—	—		—	—	—	—		—	—		625,000	(7)	1.75	750,000
Senthil Kanagaratnam	5/24/2024	—	—		—	166,667		166,667	(3)	250,000	—		—		—	356,667
Chief Technology Officer	5/24/2024	180,000	360,000	(2)	720,000	—		—		—	—		—		—	—
	5/24/2024	—	—		—	—		—		—	—		250,000	(6)	2.14	367,500
Joshua Kinsell	4/8/2024	—	—		—	—		—		—	279,069	(8)	—		—	600,000
Chief Accounting Officer	10/29/2024	—	—		—	—	—	—		—	20,270	(9)	—		—	75,000
Barrett Garrison	5/24/2024	168,000	336,000	(2)	672,000	—		—		—	—		—		—
Former Executive Vice President and Chief Financial Officer	5/24/2024	—	—		—	166,667		166,667	(3)	250,000	—		—		—	356,667
	5/24/2024	—	—		—	—		—		—	—		250,000	(6)	2.14	367,500
________________________
(1)The value of an equity award is based on the fair market value as of the grant date of such award determined pursuant to ASC 718. Value of PSUs is tied to satisfaction of certain revenue and adjusted EBITDA performance criteria determined after the close of the end of fiscal year 2027. For PSUs, the Company has assumed an attainment of the target amount.
(2)Represents the performance portion (80%) of the annual cash incentive plan opportunity granted during fiscal year 2025. The remaining portion of the annual incentive plan opportunity (20%) is a bonus payable in the discretion of the Compensation Committee.
(3)The stock awards are comprised entirely of PSUs. The PSUs vest for a number of shares based upon satisfaction of certain financial performance criteria (revenue and adjusted EBITDA) during the three fiscal year period ended March 31, 2027. For further discussion of this PSU award, see discussion under “Executive Compensation – Compensation Discussion and Analysis – Equity and Equity-Based Compensation”.
(4)Represents the long-term performance-based cash incentive program for Mr. Stone granted on May 24, 2024, which is paid based upon satisfaction of certain financial performance criteria (revenue and adjusted EBITDA) during the three fiscal year period ended March 31, 2027. For further discussion, see “Executive Compensation – Compensation Discussion and Analysis – Fiscal Year 2025 Long-Term Cash-Based Compensation”.
(5)The options for Mr. Stone vest one-fourth on the first anniversary of the grant date, and the balance vests proportionately each quarter thereafter over the following three years from the first anniversary through the fourth anniversary of the grant date. The options for the other executives vest one-third on the first anniversary of the grant date, and the balance vests proportionately each quarter thereafter on the following two years from the first anniversary through the third anniversary of the grant date.
(6)Stock options and RSUs vest one-third on the first anniversary of the grant date and in equal quarterly installments thereafter until the third anniversary of the grant date.
(7)Stock options and RSUs vest in equal installments on a quarterly basis until the second anniversary of the grant date.
(8)The RSUs vest in equal installments on a quarterly basis until the third anniversary of the grant date.

(9)The RSUs vest 50% on the first anniversary of the grant date and in equal quarterly installments thereafter until the second anniversary of the grant date.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2025
The following table presents information regarding outstanding options and unvested stock awards held by our named executive officers as of March 31, 2025.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(5) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(5) ($)

William G. Stone III(1)	5/24/2024	—	500,000	2.14	5/24/2034	—	—	—	—
Chief Executive Officer	5/24/2024	—	—	—	—	—	—	500,000	1,360,000
	5/22/2023	68,630	88,240	14.36	5/22/2033	—	—	—	—
	5/22/2023	—	—	—	—	59,737	162,485	—	—
	5/22/2023	—	—	—	—	—	—	212,396	577,717
	5/27/2022	77,987	35,449	29.33	5/27/2032	—	—	—	—
	5/27/2022	—	—	—	—	43,957	119,563	—	—
	6/1/2021	—	—	—	—	3,000	8,160	—	—
	6/1/2021	38,685	2,580	67.71	6/1/2031	—	—	—	—
	6/1/2020	142,315	—	6.62	6/1/2030	—	—	—	—
	7/8/2014	100,000	—	4.11	7/8/2024	—	—	—	—
Stephen Lasher(2)	2/6/2025	—	500,000	4.99	2/6/2035	—	—	—	—
Chief Financial Officer	2/6/2025	—	—	—	—	500,000	1,360,000	—	—
Michael Akkerman(3)	6/3/2024	234,375	390,625	1.75	6/3/2034	—	—	—	—
Chief Business Officer	6/3/2024	—	—	—	—	267,857	728,571	—	—
Senthil Kanagaratnam(4)	5/24/2024	—	250,000	2.14	5/24/2034	—	—	—	—
Chief Technology Officer	5/24/2024	—	—	—		—	—	250,000	680,000
	11/2/2023	—	—	—	—	11,645	31,677	—	—
	5/22/2023	14,063	18,082	14.36	5/22/2033	—	—	—	—
	5/22/2023	—	—	—	—	12,242	33,298	—	—
	5/22/2023	—	—	—	—	—	—	43,524	118,385
	11/7/2022	51,752	17,253	12.21	11/7/2032	—	—	—	—
	11/7/2022	—	—	—	—	33,787	91,901	—	—
Joshua Kinsell(5)	4/8/2024	—	—	—	—	209,302	569,301	—	—
Chief Accounting Officer	10/29/2024	—	—	—	—	20,270	55,134	—	—
Barrett Garrison(6)	5/24/2024	—	250,000	2.14	5/24/2034	—	—	—	—
Former Executive Vice President	11/2/2023	—	—	—	—	11,646	31,677	—	—
and Chief Financial Officer	5/22/2023	28,126	36,165	14.36	5/22/2033	—	—	—	—
	5/22/2023	—	—	—	—	24,483	66,594	—	—
	5/27/2022	29,114	13,235	29.33	5/27/2032	—	—	—	—
	5/27/2022	—	—	—	—	12,700	34,544	—	—
	6/1/2021	—	—	—	—	924	2,513	—	—
	6/1/2021	11,903	794	67.71	6/1/2031	—	—	—	—
	6/1/2020	56,926	—	6.62	6/1/2030	—	—	—	—
	6/1/2019	75,000	—	3.77	6/1/2029	—	—	—	—
	8/4/2017	100,000	—	1.09	8/4/2027	—	—	—	—
	2/2/2017	135,000	—	0.71	2/2/2027	—	—	—	—
	9/12/2016	450,000	—	1.37	9/12/2026	—	—	—	—
________________________
(1)During the fiscal year ended March 31, 2025, Mr. Stone was awarded stock options to purchase 500,000 shares of our common stock, of which one-fourth vests on the first anniversary of the grant date and with the balance vesting proportionately each quarter thereafter over the three years following such first anniversary date. Also, during the fiscal year ended March 31, 2025, Mr. Stone was granted PSUs covering 500,000 shares, with the actual number of shares ranging from 333,333 shares to 500,000 shares based on achievement of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2027. During the fiscal year ended March 31, 2024, Mr. Stone was awarded stock options to purchase 156,893 shares of our common stock, of which one-fourth vests on the first anniversary date of the grant date (May 22, 2024) and with the balance vesting proportionately each quarter thereafter over the three years following such first anniversary date. Also, during the fiscal year ended March 31, 2024, Mr. Stone was awarded RSUs for 106,198 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (May 22, 2024) and the balance vesting proportionately each quarter during the remaining three years following such first anniversary date. We also granted Mr. Stone during the fiscal year ended March 31, 2024 PSUs for a target number of 212,396 shares, with the actual number of shares ranging from 0 to 236,909 based on satisfaction of certain revenue, adjusted EBITDA and TSR performance criteria determined after the close of fiscal year 2026. During the fiscal year ended March 31, 2023, Mr. Stone was awarded stock options to purchase 113,436 shares of our common stock, of which one-fourth vests on the first anniversary date of the grant date (May 27, 2023) and with the balance vesting proportionately each quarter thereafter over the following three years from August 27, 2023 through the fourth anniversary of the grant date, which is May 27, 2026. Also, during the fiscal year ended March 31, 2023, Mr. Stone was awarded RSUs for 140,660 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (May 27, 2023) and the balance vesting proportionately each quarter during the remaining three years beginning August 27, 2023 through May 27, 2026. We also granted Mr. Stone during the fiscal year ended March 31, 2023 PSUs for a target number of 70,330 shares, with the actual number of shares ranging from 0 to 140,660 based on satisfaction of certain revenue, adjusted EBITDA and TSR performance criteria determined after the close of fiscal year 2025. During the fiscal year ended March 31, 2022, Mr. Stone was awarded RSUs for 48,000 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (June 1, 2022) and the balance vesting proportionately each month during the remaining three years beginning July 1, 2022 through June 1, 2025. Also, during the fiscal year ended March 31, 2022, Mr. Stone was awarded PSUs for a target number of 24,000 shares, with the actual number of shares to be issued ranging from 0 to 48,000 based upon satisfaction of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2024. We also granted Mr. Stone during the fiscal year ended March 31, 2022 stock options to purchase 41,265 shares, of which one-fourth vests on the first anniversary of the grant date (June 1, 2022) and with the balance vesting proportionately each month thereafter over the following three years from July 1, 2022 through the fourth anniversary of the grant date, which is June 1, 2025. During the fiscal year ended March 31, 2021, Mr. Stone was awarded stock options to purchase 142,315 shares of our common stock, of which one-fourth vests on the first anniversary of the grant date (June 1, 2021) and with the balance vesting proportionately each month thereafter over the following three years from July 1, 2021 through the fourth anniversary of the grant date, which is June 1, 2024. On July 8, 2014, Mr. Stone was granted 200,000 stock options exercisable at the exercise price of $4.11, which are now fully vested. As of March 31, 2024, 100,000 of these options have been exercised.
(2)During the fiscal year ended March 31, 2025, Mr. Lasher was granted stock options to purchase 500,000 shares of our common stock and RSUs covering 500,000 shares of our common stock, both of which vest one-third on the first anniversary of the grant date and in equal quarterly installments thereafter until the third anniversary of the grant date
(3)During the fiscal year ended March 31, 2025, Mr. Akkerman was granted stock options to purchase 625,000 shares of our common stock and RSUs covering 428,571 shares of our common stock, both of which vest in equal installments on a quarterly basis until the second anniversary of the grant date.
(4)During the fiscal year ended March 31, 2025, Mr. Kanagaratnam was awarded stock options to purchase 250,000 shares of our common stock, of which one-third vests on the first anniversary of the grant date and with the balance vesting proportionately each quarter thereafter over the two years following such first anniversary date. Also, during the fiscal year ended March 31, 2025, Mr. Kanagaratnam was granted PSUs covering 250,000 shares, with the actual number of shares ranging from 166,667 shares to 250,000 shares based on achievement of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2027. During the fiscal year ended March 31, 2024, Mr. Kanagaratnam was awarded stock options to purchase 32,145 shares of our common stock at a price of $14.36 per share, of which one-fourth vests on the first anniversary date of the grant date (May 22, 2024) and with the balance vesting proportionately each quarter thereafter over the three years following such anniversary date. Also, during the fiscal year ended March 31, 2024, Mr. Kanagaratnam was awarded RSUs for 21,762 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (May 22, 2024) and the balance vesting proportionately each quarter during the remaining three years following such anniversary date. We also granted Mr. Kanagaratnam during the fiscal year ended March 31, 2024 PSUs for a target number of 43,524 shares, with the actual number of shares ranging from 0 to 87,048 based on satisfaction of certain revenue, adjusted EBITDA and TSR performance criteria determined after the close of fiscal year 2026. In addition, on November 2, 2023, we granted Mr. Kanagaratnam RSUs for 31,056 shares of our common stock that vest in equal quarterly installments over the two-year period following the grant date. Mr. Kanagaratnam joined the Company as our Chief Technology Officer on November 7, 2022. On November 7, 2022, Mr. Kanagaratnam was granted (1) stock options to purchase 69,005 shares of our common stock with an exercise price of $12.21 per share, which options will vest over three years, of which one-third vests on the first anniversary of the grant date (November 7, 2023) and with the balance vesting proportionately each quarter thereafter over the following two years from February 7, 2024 through the third anniversary of the grant date, which is November 7, 2025 and (2) RSUs for 135,135 shares of our common stock which vest over three years, one-third of which vests on the first anniversary of the grant date (November 7, 2023) and the remainder vests proportionately each quarter during the remaining two years beginning February 7, 2024 through November 7, 2025. All unvested options granted will vest immediately upon a change of control of the Company.
(5)During the fiscal year ended March 31, 2025, Mr. Kinsell was granted RSUs for 279,069 shares of our common stock (grant date April 8, 2024), which vest in equal installments on a quarterly basis until the third anniversary of the grant date, and 20,270 shares of our common stock (grant date October 29, 2024), which vest 50% on the first anniversary of the grant date and in equal quarterly installments thereafter until the second anniversary of the grant date.
(6)During the fiscal year ended March 31, 2025, Mr. Garrison was awarded stock options to purchase 250,000 shares of our common stock, of which one-third vests on the first anniversary of the grant date and with the balance vesting proportionately each quarter thereafter over the two years following such first anniversary date. Also, during the fiscal year ended March 31, 2025, Mr. Garrison was granted PSUs covering 250,000 shares, with the actual number of shares ranging from 166,667 shares to 250,000 shares based on achievement of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2027. During the fiscal year ended March 31, 2024, Mr. Garrison was awarded stock options to purchase 64,291 shares of our common stock, of which one-fourth vests on the first anniversary date of the grant date (May 22, 2024) and with the balance vesting proportionately each quarter thereafter over the three years following such anniversary date. Also, during the fiscal year ended March 31, 2024, Mr. Garrison was awarded RSUs for 43,524 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (May 22, 2024) and the balance vesting proportionately each quarter during the remaining three years following such anniversary date. We also granted Mr. Garrison during the fiscal year ended March 31, 2024 PSUs as follows: (i) for a target number of 87,047 shares, with the actual number of shares ranging from 0 to 174,094 based on satisfaction of certain revenue, adjusted EBITDA and TSR performance criteria determined after the close of fiscal year 2026 and (ii) for a target number of 34,819 shares, with the actual number of shares ranging from 0 to 69,638 based on satisfaction of certain absolute and relative TSR performance criteria determined after the close of fiscal year 2026. In addition, on November 2, 2023, we granted Mr. Garrison RSUs for 31,056 shares of our common stock that vest in equal quarterly installments over the two-year period following the grant date. During the fiscal year ended March 31, 2023, Mr. Garrison was awarded stock options to purchase 42,349 shares of our common stock, of which one-fourth vests on the first anniversary date of the grant date (May 27, 2023) and with the balance vesting proportionately each quarter thereafter over the following three years from August 27, 2023 through the fourth anniversary of the grant date, which is May 27, 2026. Also, during the fiscal year ended March 31, 2023, Mr. Garrison was awarded RSUs for 52,513 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (May 27, 2023) and the balance vesting proportionately each quarter during the remaining three years beginning August 27, 2023 through May 27, 2026. We also granted Mr. Garrison during the fiscal year ended March 31, 2023 PSUs for a target number of 26,257 shares, with the actual number of shares ranging from 0 to 52,514 based on satisfaction of certain revenue, adjusted EBITDA and TSR performance criteria determined after the close of fiscal year 2025. During the fiscal year ended March 31, 2022, Mr. Garrison was awarded RSUs for 14,769 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (June 1, 2022) and the balance vesting proportionately each month during the remaining three years beginning July 1, 2022 through June 1, 2025. Also, during the fiscal year ended March 31, 2022, Mr. Garrison was awarded PSUs for a target number of 7,384 shares, with the actual number of shares to be issued ranging from 0 to 14,768 based upon satisfaction of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2024. We also granted Mr. Garrison during the fiscal year ended March 31, 2022 stock options to purchase 12,697 shares of which one-fourth vests on the first anniversary of the grant date (June 1, 2022) and with the balance vesting proportionately each month thereafter over the following three years from July 1, 2022 through the fourth anniversary of the grant date, which is June 1, 2025. During the fiscal year ended March 31, 2021, Mr. Garrison was awarded stock options to purchase 56,926 shares of our common stock at a price of $6.42 per share, all of which are fully vested. During the fiscal year ended March 31, 2020, Mr. Garrison was awarded stock options to purchase up to an aggregate of 75,000 shares of our common stock with an exercise price of $3.77 per share, all of which are fully vested. On August 4, 2017, Mr. Garrison was granted 100,000 options with an exercise price of $1.09 per share, all of which are fully vested. On February 2, 2017, Mr. Garrison was granted 135,000 options with an exercise price of $0.71 per share, all of which are fully vested. In connection with Mr. Garrison’s employment agreement, on September 12, 2016 he was granted 450,000 options with an exercise price of $1.37 per share, which are now fully vested. All unvested options granted will vest immediately upon a change of control of the Company.
(7)Value based on the closing price of our common stock as reported on the NASDAQ on March 31, 2025 of $2.72 per share.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR ENDED MARCH 31, 2025
The following table sets forth information with respect to our named executive officers concerning the exercise of stock options and vesting of stock awards during the fiscal year 2025.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercises (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
William G. Stone III	—	—	93,626	247,716
Chief Executive Officer
Stephen Lasher	—	—	—	—
Chief Financial Officer
Michael Akkerman	—	—	160,714	410,893
Chief Business Officer
Senthil Kanagaratnam	—	—	70,095	183,135
Chief Technology Officer
Joshua Kinsell	—	—	69,767	154,186
Chief Accounting Officer
Barrett Garrison	—	—	168,716	572,331
Former Executive Vice President
and Chief Financial Officer
________________________
(1)The value realized upon exercise of options is calculated by multiplying the number of options exercised by the difference between the closing price of our common stock on the exercise date and the exercise price.
(2)The value realized upon vesting of PSUs and RSUs is calculated by multiplying the number of shares of PSUs and RSUs vested by the closing price of our common stock on the vesting date and does not necessarily reflect actual proceeds received.

TERMINATION PROVISIONS AND POTENTIAL PAYMENTS UPON
TERMINATION OR CHANGE OF CONTROL
The section below provides information concerning the amount of compensation payable to our named executive officers in the event of termination of such executive’s employment, including certain estimates of the amounts that would have been paid on certain dates under what we believe to be reasonable assumptions. However, the actual amounts to be paid out can only be determined at the time of such executive’s termination.
Payments Made Upon Termination Generally
Regardless of the manner in which any of our employees (including any of our executive officers) is terminated, the employee would be entitled to receive certain amounts due during such employee’s term of employment. Such amounts would include (“accrued compensation”):
•Any earned but unpaid salary payable on the date of termination;
•accrued and earned but unpaid bonus for a previously completed yearly (or stub) measurement period;
•reimbursement for any properly incurred unreimbursed business expenses;
•any vested benefits the executive may have under the Company’s benefit plans; and
•unpaid, accrued and unused personal time off through the date of termination.
In addition, an executive officer would retain the following rights:
•any existing rights to indemnification for prior acts through the date of termination; and
•any options and equity awarded pursuant to our 2011 Plan or 2020 Plan to the extent provided in that plan and the grant or award.
Messrs. Stone, Lasher, Akkerman and Kanagaratnam. As noted above under “Employment Agreements,” as of fiscal year ended March 31, 2025, each of Messrs. Stone, Lasher, Akkerman and Kanagaratnam had an employment agreement with the Company. In addition to any payments that would be made upon termination noted above, these agreements provide for the additional benefits upon certain terminations as described below.
Mr. Garrison Separation Arrangement. Mr. Garrison’s employment with the Company terminated on February 5, 2025. The Company and Mr. Garrison entered into a separation agreement pursuant to which Mr. Garrison continued to provide advisory services to the Company until May 31, 2025 (which term could expire earlier under certain circumstances) for a consulting fee of $20,000 per month. In addition, the Company paid Mr. Garrison a lump sum severance amount equal to his annual salary, which severance payment was required pursuant to the terms of his employment agreement, and the vesting of Mr. Garrison’s performance stock units was accelerated pro-rata at the “Target” level of performance, which vesting was required pursuant to the terms of Mr. Garrison’s employment agreement, but determined as of the date of expiration of the consulting term.
Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason
If we terminate Messrs. Stone’s, Lasher’s, Akkerman's or Kanagaratnam’s employment without cause, or if the officer terminates his employment for good reason, in addition to the accrued compensation described above, he would receive the following termination benefits through the first anniversary of the termination date (provided that, for Mr. Stone, if such termination event occurs within 12 months of a change in control of the Company, then such termination benefit period will be extended to 18 months and, for Messrs. Lasher, Akkerman and Kanagaratnam, if such termination is due to a change of control of the Company, then the termination benefit under (i) below (and (ii) below in the case of Mr. Lasher) would be extended to 18 months):
(i)continuation of his salary at the rate then in effect;
(ii)continuation of any executive health and group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), subject to payment of premiums by the Company to the extent that the Company was covering such premiums as of the termination date (if permitted by law without violation of applicable discrimination rules, or, if not, the equivalent after-tax value payable as additional severance at the same time such premiums are otherwise payable);
(iii)a pro-rata portion of the annual incentive bonus applicable to the fiscal year in which the termination occurs based on the percentage completion of such fiscal year and the degree of attainment of the applicable performance goals as of the termination date, as reasonably determined by the Compensation Committee applying the applicable contract standards and paid at the same time as a bonus would otherwise be payable under the contract;
(iv)acceleration of vesting of the options and/or RSUs amended and/or granted under the contract on a pro-rata basis as if the vesting schedule had been monthly rather than annual, advanced to the next month (advanced to the end of the quarter in the case of Messrs. Lasher and Akkerman); and
(v)with respect to Mr. Stone, acceleration of vesting of PSUs for a pro-rata portion of the target numbers of shares based upon the number of months from date of grant divided by 36.
The Company’s liability for salary continuation pursuant to clause (i) above will not be reduced by the amount of any severance pay paid to the executive pursuant to any severance pay plan or stay bonus plan.
In order to receive such severance, the officer must execute a release of all claims and comply with the remaining confidentiality and non-solicitation provisions of his employment agreement.
“Good reason” means (i) failure of the Company to pay any amounts, options or RSUs when due under the terms and conditions under the employment agreement, after a 30 day cure period (or 15 day cure period in the case of Messrs. Lasher, Akkerman and Kanagaratnam) or, with respect to Mr. Stone only, breach by the Company of the insurance or indemnification provisions in the employment or any indemnification agreement; (ii) the officer is not reporting directly to the Board of Directors (or the CEO in the case of Messrs. Lasher, Akkerman and Kanagaratnam), subject to a 30 day cure period, unless the sole reason for such failure to report to the Board of Directors (or the CEO in the case of Messrs. Lasher, Akkerman and Kanagaratnam) is that a change of control occurred and as a result the officer’s reporting structure in the buyer’s organization puts him at effectively the same or higher level of overall responsibility and authority (comparing the positions in each organization) as was the case immediately prior to such change of control, as reasonably determined by the Board of Directors prior to such change of control; or (iii) material diminution in the officer’s position, duties, authority or responsibility, without cause, subject to a 30 day cure period.
The term “cause” means (i) any act committed against the Company which involves fraud, willful misconduct, gross negligence or refusal to comply with the reasonable, legal and clear written instruction given by the Board; or (ii) the conviction of, or indictment (or procedural equivalent, or guilty plea or plea of nolo contender) for (A) a felony or (B) any misdemeanor involving moral turpitude where the circumstances reasonably would have a negative impact on the Company, deceit, dishonesty or fraud; or (iii) material breach of the employment agreement; provided, however, that in each case the officer will have 15 days to cure such conduct, unless such conduct is not reasonably curable.
If Mr. Stone, Mr. Lasher, Mr. Akkerman or Mr. Kanagaratnam’s employment had been terminated without cause or terminated for good reason on March 31, 2025, then pursuant to the terms of their employment agreements, they would have received the following post-termination payments:

Name	Base Salary ($)(1)	Annual Bonus ($)(2)	Health Plan Payments ($)(3)	Accelerated Vesting of Options (4)/ Restricted Stock (5) ($)
William G. Stone III	650,000	—	19,917	926,017
Chief Executive Officer
Stephen Lasher	450,000	—	19,021	65,826
Chief Financial Officer
Michael Akkerman	410,000	—	18,373	106,974
Chief Business Officer
Senthil Kanagaratnam	450,000	—	18,874	219,617
Chief Technology Officer
________________________
(1)Payment amount is based on salary for fiscal year ended March 31, 2025 because that was the salary in effect as of March 31, 2025. Such salary would be paid during the period starting on the termination date and ending on the first anniversary of the termination date.
(2)Amount equal to annual incentive compensation for the executive for the fiscal year ended March 31, 2025.

(3)Based on monthly payments through March 31, 2025 as follows:

Name	Monthly Payment
William Stone	$1,660
Stephen Lasher	$1,585
Michael Akkerman	$1,531
Senthil Kanagaratnam	$1,573
(4)Stock options granted to Mr. Stone under his employment agreement are already fully vested. With respect to stock options granted to Messrs. Lasher, Akkerman and Kanagaratnam under their employment agreements, such stock options to the extent unvested on the date of termination shall have accelerated vesting through such termination date as though such stock options vested on a monthly basis, advanced to the next month (advanced to the end of the quarter in the case of Messrs. Lasher and Akkerman). The value of such accelerated vested stock options for Messrs. Lasher, Akkerman and Kanagaratnam would be $0, $63,459, and $193,132, respectively.
(5)With respect to RSUs for Mr. Stone all unvested RSUs will terminate upon such termination. With respect to RSUs granted to Messrs. Lasher, Akkerman and Kanagaratnam under their employment agreements, such RSUs to the extent unvested on the date of termination shall have accelerated vesting through such termination date as though such RSUs vested on a monthly basis, advanced to the next month (advanced to the end of the quarter in the case of Messrs. Lasher and Akkerman). The value of such accelerated vested RSUs for Messrs. Lasher, Akkerman and Kanagaratnam would be $65,826, $43,515, and $26,485, respectively, based on the closing stock price on March 31, 2025 of $2.72 per share. With respect to PSUs for Mr. Stone, upon termination, acceleration of vesting of such number of PSUs that have been granted but which are then unvested, determined, for each then outstanding granted but unvested grant, by multiplying the PSUs that executive would receive at each applicable “Target” level of performance, by a fraction, the numerator of which is the number of calendar months elapsed from the grant date of the applicable grant of PSUs through the termination date, and the denominator of which is 36 months. Total payout of PSUs upon termination of employment for Mr. Stone would amount to $926,017, based on the closing stock price on March 31, 2025 of $2.72 per share.
Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason in connection with a Change of Control
Under the terms of our Equity Incentive Plans, in the event of a change of control of the Company (as defined in the Equity Incentive Plans), all equity awards granted under our Equity Incentive Plans would become automatically fully vested. If we terminate Messrs. Stone’s, Lasher’s, Akkerman's or Kanagaratnam’s employment without cause, or if the officer terminates his employment for good reason, in connection with or within twelve (12) months of a change in control of the Company or, in the case of Messrs. Lasher, Akkerman and Kanagaratnam, due to a change in control of the Company, in addition to such automatic acceleration of vesting, the executive would receive the benefits described above under “— Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason.” The below chart reflects the payments and benefits with such a termination as of March 31, 2025, in connection with a change in control.

Name	Base Salary ($)(1)	Annual Bonus ($)(2)	Health Plan Payments ($)(3)	Accelerated Vesting of Options (4) (5)/ Restricted Stock (6) ($)
William G. Stone III	975,000	—	29,875	2,709,222
Chief Executive Officer
Stephen Lasher	675,000	—	28,532	1,360,000
Chief Financial Officer
Michael Akkerman	615,000	—	27,560	1,107,477
Chief Business Officer
Senthil Kanagaratnam	675,000	—	28,311	1,100,261
Chief Technology Officer
________________________
(1)The executive’s payment is based on salary for the fiscal year ended March 31, 2025, because that was the salary in effect as of March 31, 2025. Such salary would be paid during the 18 month period following the termination date.

(2)Amount equal to annual incentive compensation for the executive for the fiscal year ended March 31, 2025.
(3)Based on monthly payments through March 31, 2025 as follows:

Name	Monthly Payment
William Stone	$1,660
Stephen Lasher	$1,585
Michael Akkerman	$1,531
Senthil Kanagaratnam	$1,573
(4)For the executives, the amount is based on the difference between the exercise price of unvested options outstanding as of March 31, 2025, and in each case the closing stock price on March 31, 2025 of $2.72 per share.
(5)All unvested stock options for the executives that have attributable value, will fully vest upon a change of control..
(6)All unvested RSUs and PSUs for the executives will fully vest upon a change of control. Accordingly, the value of the RSUs and PSUs (assuming achievement of the performance metric at the target level) based on the closing stock price on March 31, 2025 of $2.72 per share is included in these amounts.
Payments Made Upon Termination by Us for Cause, by the Officer Without Good Reason, or by Disability or Death
Upon the disability or death of either Mr. Stone, Mr. Lasher, Mr. Akkerman or Mr. Kanagaratnam or the termination by us for cause or termination by them without good reason, the Company would have no further obligation to them other than payment of their accrued compensation, as described above. If any such officer became disabled so that he were unable to perform the essential functions of his existing position with or without reasonable accommodation, the Board may remove him from any responsibilities and/or reassign him to another position during the period of such disability, and he would continue to receive his full salary and benefits for a period of time equal to 12 months. Based on medical insurance premiums as of March 31, 2025, we estimate that the approximate value of the continued medical benefit payments would have been $19,917 for Mr. Stone, $19,021 for Mr. Lasher, $18,373 for Mr. Akkerman and $18,874 for Mr. Kanagaratnam. If the disability were to continue beyond the 12 month period, then the officer’s employment may be terminated by reason of disability at any time thereafter. “Disability” means a written determination, as certified by at least two duly licensed and qualified physicians, one of which is approved by the Board and one of which is approved by the officer (or the officer’s legal representative), that he suffers from a physical or mental impairment that renders him unable to perform his regular personal duties under his respective employment agreement and that such impairment can reasonably be expected to continue for a period of three consecutive months or for shorter periods aggregating 90 days in any 12 month period.

CEO PAY RATIO
The fiscal year 2025 annual total compensation of our CEO was $2,483,750 (as set forth in the “SUMMARY COMPENSATION TABLE” below), the fiscal year 2025 annual total compensation of our median compensated employee was $138,092, and the ratio of these amounts is approximately 18 to 1.
We determined our median compensated employee by using base salary, bonuses, commissions, and grant date fair value of equity awards granted to employees during the fiscal year. We applied this measure to our global employee population as of the last day of the fiscal year, excluding our CEO. Further, we annualized base salaries for permanent full-time employees that did not work the full year. We calculated the median employee’s 2025 annual total compensation using the same methodology that is used to calculate our CEO’s annual total compensation in the table entitled “SUMMARY COMPENSATION TABLE.”

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning our pay-for-performance philosophy and how we align executive compensation with the Company’s performance, please see “Compensation Discussion and Analysis” above.

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation Actually Paid to non-PEO NEOs(2)(3)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)	Net Income (in thousands)(5)	Adjusted EBITDA (in thousands)(6)	Net Revenue (in thousands)(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2025	$2,483,750	$3,042,741	$2,221,074	$2,080,753	$62.99	$56.96	$(92,099)	$72,308	$490,506
2024	$7,904,631	$(2,181,012)	$2,604,263	$(139,030)	$60.79	$79.38	$(420,448)	$92,374	$544,482
2023	$8,216,442	$(4,432,027)	$2,188,452	$505,401	$286.77	$77.20	$16,870	$163,208	$665,920
2022	$7,748,317	$(6,366,994)	$1,005,692	$(1,136,768)	$1,016.47	$135.62	$35,569	$195,234	$747,596
2021	$2,297,870	$51,641,122	$701,789	$16,500,595	$1,864.50	$222.71	$54,884	$75,613	$313,579
(1)Mr. Stone was the Principal Executive Officer (“PEO”) for each of fiscal year 2021, 2022, 2023, 2024, and 2025.

(2)SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of March 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). The following table details these adjustments:

		PEO
		FY 2025
SCT Total		$2,483,750
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(a)	$(1,805,000)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(b)(i)	$2,412,086
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(b)(ii)	$(62,894)
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(b)(iii)	$—
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(b)(iv)	$14,799
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(b)(v)	$—
Compensation Actually Paid		$3,042,741
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

		NEO
		FY 2025
SCT Total		$2,221,074
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(1,666,000)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,256,884
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$1,706
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$235,356
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$37,962
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$(6,229)
Compensation Actually Paid		$2,080,753

(3)The dollar amounts reported under Average Summary Compensation Table Total for Non-PEO NEOs represent the average of the amounts reported for the Company’s NEOs as a group (excluding the PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The dollar amounts reported under Average Compensation Actually Paid for Non-PEO NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEO) during the applicable year. The adjustments noted in Note 2 above were made to average total compensation for the NEOs as a group (excluding the PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 2. For 2025, reflects compensation information for our NEOs, other than our CEO, as described in the CD&A of this Proxy Statement.

(4)TSR is determined based on the value of an initial fixed investment of $100. The TSR peer group consists of the companies referenced in our CD&A in this Proxy Statement. In 2024, the TSR peer group consisted of the companies referenced in the CD&A of the Proxy Statement filed in July 15, 2024.

(5)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(6)Adjusted EBITDA is the most important financial performance measure used to link Company performance to Compensation Actually Paid. The dollar amounts reported represent non-GAAP adjusted EBITDA, which is calculated as GAAP net earnings or loss excluding various cash and non-cash expenses, including interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and fees and expenses related to acquisitions.

(7)The dollar amounts reported represent the amount of revenue reflected in the Company’s audited financial statements for the applicable year.

Relationship Between “Compensation Actually Paid” and Performance Measures

We believe the table above shows the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in our CD&A in this Proxy Statement. The charts below show, for the past three years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the PEO and NEO “compensation actually paid” and (i) the Company’s TSR; (ii) the Company’s net income; (iii) the Company’s Adjusted EBITDA; and (iv) the Company’s Revenue.

2025 Performance Measures
We believe in a holistic evaluation of the NEOs’ and the Company’s performance and use a mix of performance measures throughout our annual and long-term incentive programs to align executive pay with Company performance. As required by SEC rules, the performance measures identified as the most important for NEOs’ 2025 compensation decisions are listed in the table to the right.

Most Important Performance Measures
Adjusted EBITDA
Net Revenue
Net Income
TSR

DIRECTOR COMPENSATION
The following table presents information regarding compensation paid to our directors during the fiscal year ended March 31, 2025. For compensation paid to William Stone III, see “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Robert Deutschman(2)	82,250	282,249	364,499
Roy Chestnutt(3)	55,000	190,001	245,001
Holly Hess Groos(4)	60,000	194,999	254,999
Mohan S. Gyani(5)	57,500	192,500	250,000
Jeffrey Karish(6)	57,000	191,999	248,999
Mollie V. Spilman(7)	53,000	188,001	241,001
Michelle M. Sterling(8)	55,250	190,251	245,501
________________________
(1)The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of each restricted stock award that was granted during the respective fiscal year, computed in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation”. Note 12, “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report sets forth the relevant assumptions used to determine the valuation of our stock option awards.
(2)Mr. Deutschman is the Chair of the Board, member of the Audit Committee, and a member of the Nominating and Corporate Governance Committee. During the fiscal ended March 31, 2025, Mr. Deutschman was granted 36,000 shares of restricted common stock on July 31, 2024, of which 9,000 shares remained unvested as of March 31, 2025, and was granted 64,661 shares of restricted common stock on September 9, 2024, of which 16,166 shares remained unvested as of March 31, 2025.
(3)Mr. Chestnutt is a director of the Company and a member of the Audit Committee. During the fiscal year ended March 31, 2025, Mr. Chestnutt was granted 24,000 shares of restricted common stock on July 31, 2024, of which 6,000 shares remained unvested as of March 31, 2025, and was granted 43,711 shares of restricted common stock on September 9, 2024, of which 10,928 shares remained unvested as of March 31, 2025.
(4)Ms. Groos is a director of the Company and the Chair of the Audit Committee. Ms. Groos was granted 24,000 shares of restricted common stock on July 31, 2024, of which 6,000 shares remained unvested as of March 31, 2025, and was granted 45,355 shares of restricted common stock on September 9, 2024, of which 11,339 shares remained unvested as of March 31, 2025.
(5)Mr. Gyani is a director of the Company, Chair of the Nominating and Corporate Governance Committee, and a member of the Compensation Committee. During the fiscal year ended March 31, 2025, Mr. Gyani was granted 24,000 shares of restricted common stock on July 31, 2024, of which 6,000 shares remained unvested as of March 31, 2025, and was granted 44,533 shares of restricted common stock on September 9, 2024, of which 11,134 shares remained unvested as of March 31, 2025.
(6)Mr. Karish is a director of the Company and Chair of the Compensation Committee. During the fiscal year ended March 31, 2025, Mr. Karish was granted 24,000 shares of restricted common stock on July 31, 2024, of which 6,000 shares remained unvested as of March 31, 2025, and was granted 44,368 shares of restricted common stock on September 9, 2024, of which 11,092 shares remained unvested as of March 31, 2025.
(7)Ms. Spilman is a director of the Company and a member of the Compensation Committee. Ms. Spilman was granted 24,000 shares of restricted common stock on July 31, 2024, of which 6,000 shares remained unvested as of March 31, 2025, and was granted 43,053 shares of restricted common stock on September 9, 2024, of which 10,764 shares remained unvested as of March 31, 2025.
(8)Ms. Sterling is a director of the Company and a member of the Compensation Committee and Nominating and Corporate Governance Committee. During the fiscal year ended March 31, 2025, Ms. Sterling was granted 24,000 shares of restricted common stock on July 31, 2024, of which 6,000 shares remained unvested as of March 31, 2025, and was granted 43,793 shares of restricted common stock on September 9, 2024, of which 21,897 shares remained unvested as of March 31, 2025.

NARRATIVE TO DIRECTOR COMPENSATION TABLE
For fiscal year ended March 31, 2025, director compensation was as follows:

	Annual Equity Retainer (1)	Annual Cash Retainer (2)	Total
Board of Directors:
Board Chair	$275,000	$50,000	$325,000
Other Board Members	$185,000	$50,000	$235,000
Audit Committee:
Chair	$10,000	$10,000	$20,000
Other Members	$5,000	$5,000	$10,000
Compensation Committee:
Chair	$7,000	$7,000	$14,000
Other Members	$3,000	$3,000	$6,000
Nominating and Corporate Governance Committee:
Chair	$4,500	$4,500	$9,000
Other Members	$2,250	$2,250	$4,500

(1) Restricted stock award, vests quarterly
(2) Paid quarterly
The Board annual cash retainer is paid in cash in four equal quarterly installments and the Board annual equity retainer is paid in restricted stock, vesting over four quarters. The Committee retainers are paid 50% in cash (in four equal quarterly installments) and 50% in restricted stock (vesting over four quarters). The annual restricted stock grants vest over four quarters. If a new director is appointed during the fiscal year (i.e., not at the annual stockholders meeting), the new director will receive a pro rata portion of the director compensation described above for the remainder of such director’s service until the next annual stockholders meeting.
Stock Ownership Guidelines
Non-employee director compensation for a new director is granted under the Board Member Equity Ownership and Retention Policy (the “Policy”). The Policy, which is administered by the Compensation Committee and can be amended by the Compensation Committee, requires the following minimum stock ownership guideline. Unvested restricted stock or restricted stock units and unvested stock options will not be considered when determining an individual’s stock ownership, and vested but unexercised stock options will be treated as equivalent to one-half a share. Failure to meet or show sustained progress toward meeting the ownership requirements of the Policy may result in reduction in future long-term incentive grants and/or the requirement to retain all stock obtained through the vesting or exercise of equity awards.

Non-employee directors	3x annual cash retainer
CEO	5x annual base salary
COO	2x annual base salary
Each person has five years following initial election or appointment to meet the guidelines.
All members of the Board have either met or shown sustained progress toward meeting the above guidelines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
As of July 2, 2025 (the record date for the Annual Meeting), there were 107,957,043 shares of our common stock and 100,000 shares of Preferred Stock outstanding. The Preferred Stock is convertible into 20,000 shares of common stock and votes together with the common stock as a single class (on an as-converted basis). We have determined beneficial ownership in accordance with the rules of the SEC, except as described in footnote (2) below. The following table presents information regarding the beneficial ownership of our common stock and Preferred Stock as of such date by:
•Each person who beneficially owns more than 5% of the outstanding shares of our common stock;
•Each director;
•Each named executive officer; and
•All current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Common Stock
	Number of Shares(2)	Percentage of Class
The Vanguard Group(3)	8,227,051	7.6%
100 Vanguard Blvd.
Malvern, PA 19355
Blackrock, Inc. (4)	7,288,571	6.8%
55 East 52nd Street
New York, NY 10055
Tennor Holding B.V.(5)	6,007,624	5.6%
Schiphol Boulevard 127, G4.08
1118 BG Schiphol, The Netherlands
William Stone III(6)	2,378,247	2.2%
Barrett Garrison(7)	677,021	*
Robert Deutschman	909,484	*
Mohan S. Gyani(8)	567,429	*
Jeffrey Karish	416,861	*
Roy H. Chestnutt	216,364	*
Michelle M. Sterling	140,944	*
Holly Hess Groos	107,958	*
Mollie V. Spilman	95,249	*
Stephen A. Lasher(9)	500,000	*
Senthil Kanagaratnam(10)	321,177	*
Michael Akkerman(11)	660,636	*
Joshua Kinsell(12)	300,866	*
All Directors and Executive Officers as a Group (12 individuals)	6,615,215	6.1%

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the company’s stock.
________________________
*Less than 1%
(1)Except as otherwise indicated, the address of each of the persons listed above is c/o Digital Turbine, Inc., 110 San Antonio Street, Suite 160, Austin, TX 78701.
(2)Pursuant to Item 403 of Regulation S-K, the number of shares listed for each individual reflects their beneficial ownership except as otherwise noted. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after July 2, 2025, however, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The number of shares beneficially owned also includes all vested and unvested restricted stock units (RSUs) held by the executive officers as indicated in the footnotes below, despite unvested RSUs not representing beneficial ownership of the underlying shares under SEC rules. Except as specifically indicated in the footnotes to this table, the persons named in this table have sole vote and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.
(3)Based solely on an Amendment No. 6 to Schedule 13G filed with the SEC on November 12, 2024. According to such Amendment No. 6 to Schedule 13G, The Vanguard Group has sole power to vote or direct the disposition of 7,979,176 shares, shared power to vote over 212,712 shares, and shared power to dispose of 247,875 shares.
(4)Based solely on an Amendment No. 8 to Schedule 13G filed with the SEC on April 4, 2024. According to such Amendment No. 8 to Schedule 13G, Blackrock, Inc. has sole dispositive power over 7,288,571 shares and sole voting power over 7,125,385 shares.
(5)The Company issued these shares to Tennor Holdings B.V. in connection with the Company’s acquisition of Fyber N.V. in 2021. Tennor never filed a Schedule 13D or Schedule 13G in connection with its acquisition and holding of such shares. The Company has no knowledge of whether or not Tennor has subsequently sold such shares. Out of an abundance of caution, the Company has continued to include Tennor and its original Company share holdings in the above table.
(6)Includes 620,234 shares issuable upon exercise of stock options that are presently exercisable or exercisable within 60 days of July 2, 2025 and both vested and unvested RSUs. 88,265 RSUs remain subject to vesting as of July 2, 2025.
(7)Includes 133,528 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days of July 2, 2025.
(8)Includes 75,000 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days of July 2, 2025.
(9)Represents 500,000 RSUs that remain subject to vesting as of July 2, 2025.
(10)Includes 184,772 shares issuable upon exercise of stock options that are presently exercisable or exercisable within 60 days of July 2, 2025 and both vested and unvested RSUs. 41,170 RSUs remain subject to vesting as of July 2, 2025.
(11)Includes both vested and unvested RSUs. 214,286 RSUs remain subject to vesting.
(12)Includes both vested and unvested RSUs. 233,713 RSUs remain subject to vesting as of July 2, 2025.

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
We are required to permit a separate non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the compensation tables and narrative discussion). This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather to provide stockholders with an opportunity to make an advisory vote with respect to the overall compensation of our named executive officers and our compensation practices. Our stockholders are provided the opportunity to make this advisory vote on executive compensation at each annual meeting.
This proposal, commonly known as a “Say-on-pay,” permits stockholders to endorse or not endorse our executive compensation through the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and narrative discussion).”
Because the stockholders’ vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE “FOR” PROPOSAL 2.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026
Our Audit Committee has appointed Grant Thornton LLP to audit our accounts for the fiscal year ending March 31, 2026. Such firm, which has served as our independent registered public accounting firm for the audit of fiscal years 2025, 2024 and 2023, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our Company.
A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm. Although stockholder ratification of the Audit Committee’s action in this respect is not required, our Board considers it desirable for stockholders to pass upon such appointment.
A representative of Grant Thornton is expected to attend the Annual Meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.
Aggregate fees for professional services rendered to us by Grant Thornton, our independent registered public accounting firm engaged to provide the audit for the fiscal years ended March 31, 2025 and March 31, 2024, were:

	Year Ended March 31, 2025	Year Ended March 31, 2024

Audit fees(1)	$1,914,986	$1,992,578
Audit related fees	$—	$215,747
Tax fees	—	—
All other fees	—	—
Total	$1,914,986	$2,208,325
________________________
(1)Audit Fees for 2025 and 2024 cover professional services rendered for the audit of our annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q, audit of our internal control over financial reporting, consents, and services normally provided by the accountant in connection with filings or engagements.
Policy on Pre-approval of Audit and Permissible Non-audit Services of Independent Auditors
Consistent with the SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, our Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of the following four categories of services to the Audit Committee for approval:
1.Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
4.Other Fees are those associated with services not captured in the other categories.
Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Our Audit Committee pre-approved the retention of our independent registered public accounting firm for all audit and audit-related services during fiscal years 2025, 2024 and 2023.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2026.

REPORT OF AUDIT COMMITTEE
The information contained in this Audit Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).
We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting. We discuss these matters with the Company’s independent registered public accounting firm and with appropriate financial personnel. We periodically (at least quarterly) meet privately with both the independent registered public accounting firm and the Company’s financial personnel, each of which has unrestricted access to us. We also appoint the independent registered public accounting firm and review its performance and independence from management.
Management is responsible for the financial reporting process, including the system of internal controls, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and internal controls. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely on, without independent verification, the information provided to us and on the representations made by management and the independent registered public accounting firm.
In this context, we held nine meetings during fiscal year 2025. The meetings were designed, among other things, to facilitate and encourage communication among us, management, the internal accountants and the Company’s independent registered public accounting firm for fiscal year 2025, Grant Thornton LLP (“Grant Thornton”). We discussed with Grant Thornton the overall scope and plans for their audit. We also met with Grant Thornton, with and without management present, to discuss the results of their audit and quarterly reviews and the Company’s internal controls. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2025 with management and with Grant Thornton.
We also discussed with Grant Thornton the audited financial statements for fiscal year ended March 31, 2025, and matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the conduct of the audit of the Company’s consolidated financial statements, and the matters required to be discussed with the Audit Committee by applicable auditing standards of the Public Company Accounting Oversight Board.
We have received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with us concerning independence, and we discussed with Grant Thornton their independence from the Company. When considering Grant Thornton’s independence, we considered whether their provision of services to us beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Grant Thornton for audit and non-audit services.
Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2025 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

July 17, 2025	Members of the Audit Committee

Holly Hess Groos (Chair)
Roy H. Chestnutt
Robert Deutschman

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers, directors, and persons owning more than ten percent of a registered class of our equity securities (“ten percent stockholders”) to file reports of ownership and changes of ownership with the SEC. To the best of our knowledge, based solely on review of the copies of such reports and amendments thereto furnished to us, we believe that during the fiscal year ended March 31, 2025, all of our officers, directors, and ten percent stockholders timely complied with all applicable filing requirements, except as follows:
Form 3 - Initial statement of beneficial ownership of securities were not filed timely for Mr. Lasher (one).
Form 4 - Statement of changes in beneficial ownership were not filed timely for Mr. Lasher (one) and Mr. Kinsell (one).
OTHER MATTERS
Our Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matter properly comes before the meeting, our proxy holders are authorized to vote on that matter in accordance with their best judgment.
2026 STOCKHOLDER PROPOSALS
If a stockholder desires to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for our 2026 annual meeting of stockholders, such proposal and supporting statements, if any, must be received by us at our principal executive office no later than March 19, 2026. Any such proposal must comply with the requirements of Rule 14a-8.
In addition, our Bylaws provide that only such business which is properly brought before a stockholder meeting will be conducted. For business, other than nomination of directors, to be properly brought before a meeting, notice must be received by the Corporate Secretary of the Company at the address below not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting. The Corporate Secretary of the Company, therefore, must receive notice of any business to be considered at our 2026 annual meeting of stockholders, no earlier than April 28, 2026 and no later than May 28, 2026. Additionally, for nominations of persons for election to the Board of Directors to be properly made at a meeting by a stockholder, notice must be received by the Corporate Secretary of the Company at the address below, not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting. The Corporate Secretary of the Company, therefore, must receive notice of stockholder nomination for director candidates no earlier than April 28, 2026 and no later than May 28, 2026.
However, in the case of stockholder proposals and stockholder nominations, if the date of an annual meeting is advanced more than 50 calendar days prior to such anniversary date, then the notice must be received no later than the close of business on the 10th calendar day following the day on which such notice of the date of the meeting was first mailed or public disclosure of the date of the meeting was first made, whichever first occurs. All notices to us must also provide certain information set forth in our Bylaws. A copy of our Bylaws may be obtained upon written request to the Corporate Secretary of the Company.
Stockholder proposals and nominations should be submitted to the Corporate Secretary of the Company at Digital Turbine, Inc., 100 San Antonio Street, Suite 160, Austin, Texas 78701.

BY ORDER OF THE BOARD OF DIRECTORS

William G. Stone III

Chief Executive Officer
Dated: July 17, 2025
Austin, Texas

Digital Turbine

DIGITAL TURBINE, INC.
110 SAN ANTONIO ST. #160
AUSTIN, TX 78701

SCAN TO VIEW MATERIALS & VOTE

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76658-P35686 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIGITAL TURBINE, INC.

The Board of Directors recommends you vote FOR ALL the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Roy H. Chestnutt
02) Robert Deutschman
03) Holly Hess Groos
04) Mohan S. Gyani
05) Jeffrey Karish
06) Mollie V. Spilman
07) Michelle Sterling
08) William G. Stone III

The Board of Directors recommends you vote FOR proposals 2 and 3 below.

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V76659-P35686

DIGITAL TURBINE, INC.
Annual Meeting of Stockholders
August 26, 2025, 10:00 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of DIGITAL TURBINE, INC., a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 14, 2025 and hereby appoint(s) each of William G. Stone III and Stephen A. Lasher, or either of them, as proxy and attorney-in-fact with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Tuesday, August 26, 2025 at 10:00 a.m., Central Time, at the Company's headquarters located at 110 San Antonio Street, Suite 160, Austin, TX 78701, and at any adjournment or postponement thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reserve side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy also confers discretionary authority on the proxy holders to vote as to any other matters as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side